Exhibit 99.a

                            PANTHER PARTNERS, L.P.
                                101 Park Avenue
                           New York, New York 10178

                 OFFER TO PURCHASE $150,000,000 OF OUTSTANDING
                         LIMITED PARTNERSHIP INTERESTS
                              AT NET ASSET VALUE

            THE EXPIRATION DATE OF THIS OFFER, THE PRORATION PERIOD
           AND THE WITHDRAWAL RIGHTS IS 12:00 MIDNIGHT NEW YORK CITY
                  TIME, ON DECEMBER 31, 1996, UNLESS EXTENDED



To the Limited Partners of
Panther Partners, L.P.:

               Panther Partners, L.P., a closed-end, non-diversified, management investment company organized as a Delaware limited partnership (the "Fund"), is offering to purchase for cash upon the terms and conditions set forth in this offer to purchase and the related Letter of Transmittal (which together constitute the "Offer") up to $150,000,000 of limited partnership interests in the Fund or portions thereof pursuant to tenders by limited partners at a price equal to their unaudited net asset value as of December 31, 1996, if the Offer expires on December 31, 1996, and otherwise on such later date as corresponds to any extension of the Offer. (As used in this Offer the term "Interest" or "Interests", as the context requires, shall refer to the limited partnership interests in the Fund and portions thereof that constitute the class of security that is the subject of this Offer or the limited partnership interests in the Fund or portions thereof that are tendered by limited partners to the Fund pursuant to this Offer). This Offer is being made to all limited partners of the Fund and is not conditioned upon any minimum amount of Interests being tendered, but is subject to certain conditions described below. The Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Fund's Second Amended and Restated Limited Partnership Agreement (the "L.P. Agreement").

               If you desire to tender all or any portion of your Interest in the Fund, you should complete and sign the attached Letter of Transmittal and send or deliver it to the Fund in the manner set forth below. Capitalized terms used in this Offer that are not otherwise defined in the Offer have the meanings set forth in the L.P. Agreement.

                                 IMPORTANT

               NEITHER THE FUND NOR ITS GENERAL PARTNERS MAKE ANY
RECOMMENDATION TO ANY LIMITED PARTNER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING INTERESTS. EACH LIMITED PARTNER MUST MAKE HIS OR ITS OWN DECISION WHETHER TO TENDER INTERESTS, AND IF SO, THE PORTION OF SUCH LIMITED PARTNER'S INTEREST TO TENDER.

               NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND AS TO WHETHER LIMITED PARTNERS SHOULD TENDER INTERESTS PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND.

               THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

               Questions and requests for assistance, and requests for additional copies of the Offer may be directed to Ms. Edna Parry or Mr. H. Winston Holt, IV at the address and telephone number set forth below.

October 28, 1996                       PANTHER PARTNERS, L.P.
                                       Panther Management Company, L.P.
                                       101 Park Avenue
                                       New York, New York 10178

                                       Attn: Ms. Edna Parry
                                             Managing Director, or
                                             Mr. H. Winston Holt, IV
                                             Managing Director
                                             (212) 984-2500


                               TABLE OF CONTENTS



1.          Background and Purpose of the Offer........................4
2.          Offer to Purchase and Price................................4
3.          Amount of Tender...........................................5
4.          Procedure for Tenders......................................6
5.          Withdrawal Rights..........................................6
6.          Purchases and Payment......................................7
7.          Certain Conditions of the Offer............................7
8.          Certain Information About the Fund.........................8
9.          Certain Federal Income Tax Consequences....................9
10.         Miscellaneous.............................................10


Annex A           Financial Statements


               1. Background and Purpose of the Offer. The purpose of the Offer is to provide liquidity to limited partners for Interests as contemplated by and in accordance with the procedures set forth in the Fund's Private Placement Memorandum (the "PPM") and the L.P. Agreement. The PPM and L.P. Agreement, which was provided to each limited partner in advance of subscribing for Interests, provide that the Individual General Partners have the discretion to determine that the Fund will purchase Interests from time to time from limited partners pursuant to written tenders, and that the Corporate General Partner of the Fund expects that generally it will recommend to the Individual General Partners that the Fund purchase Interests from limited partners at the end of each year. In light of the fact that there is no secondary trading market for Interests and transfers of Interests are prohibited without prior approval of the Fund, the Individual General Partners of the Fund have determined that the Offer is in the best interests of limited partners of the Fund in order to provide liquidity for Interests in the Fund as contemplated in the PPM and the L.P. Agreement.

               In 1995, the Fund made a tender offer expiring 12:00 midnight, December 31, 1995, for up to $125,000,000 of Interests and a tender offer expiring 12:00 midnight, January 31, 1996 for up to $175,000,000 of Interests (together, the "1995 Offer"). Pursuant to the 1995 Offer, an aggregate of $164,881,000 of Interests were tendered to, and purchased by, the Fund.

               The purchase of Interests pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of limited partners who do not tender Interests. Limited partners who retain their Interests will be subject to the increased risks that may result from the reduction in the Fund's aggregate assets resulting from payment for the Interests tendered, including, for example, the potential for greater volatility due to decreased diversification and higher expenses. Interests that are tendered to the Fund in connection with this Offer will be retired, although the Fund may issue new Interests from time to time in transactions not involving any public offering conducted pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended. The Fund has no plans to offer for sale any other additional Interests, but may do so in the future.

               2. Offer to Purchase and Price. The Fund will, upon the terms and subject to the conditions of the Offer, purchase up to $150,000,000 of outstanding Interests that are properly tendered by and not withdrawn (in accordance with Section 5 below) prior to 12:00 Midnight, New York City time, December 31, 1996 (such time and date being hereinafter called the "Initial Expiration Date"), or such later date as corresponds to any extension of the Offer. (The later of the Initial Expiration Date or the latest time and date to which the Offer is extended is hereinafter called the "Expiration Date.") The Fund reserves the right to extend, amend or cancel the Offer as described in Sections 3 and 7 below. The purchase price of any Interest tendered will be its net asset value as of the close of business on the Expiration Date, payable as set forth in
Section 6. As of the close of business on September 30, 1996, the estimated unaudited value of an Interest corresponding to an initial capital contribution of $1 million on March 1, 1992, the date the Fund commenced operations, was approximately $1,719,200, after any incentive fee. As of the commencement of business on October 1, 1996, there were approximately $372,507,000 in Interests. Limited partners may obtain weekly current net asset value information until the expiration of the offer, and daily net asset value information during the last five business days of the Offer, by contacting Ms. Edna Parry or Mr. H. Winston Holt, IV at Panther Management Company, L.P. at the telephone number or address set forth on page 2 above, Monday through Friday, except holidays.

               3. Amount of Tender. Subject to the limitations set forth below, limited partners may tender their entire Interest, defined by either a specific dollar value or a percentage of the net asset value of the tendering limited partner's Interest. A limited partner may not tender less than such limited partner's entire Interest unless the value of such limited partner's remaining Interest would exceed the greater of (a) $100,000 and (b) the amount of any Performance Allocation that would be debited against such limited partner's Capital Account were the date of repurchase of the Interest the last day of a Performance Period. In addition, a limited partner that has made a contribution to the capital of the Fund within the 12 months preceding the proposed date of repurchase must maintain a Capital Account balance equal to at least 15% of all such contributions unless otherwise consented to by the Corporate General Partner. The Offer is being made to all limited partners of the Fund and is not conditioned upon any minimum amount of Interests being tendered.
The Fund has been informed by its General Partners and Affiliates that they may tender to the Fund for all or any Interests held by them that will be acquired from the 1996 Performance Allocation.

               If the amount of the Interests that are properly tendered pursuant to the Offer, and not withdrawn pursuant to Section 5 below, is less than or equal to $150,000,000 (or such greater amount as the Fund may elect to purchase pursuant to the Offer), the Fund will, upon the terms and subject to the conditions of the Offer, purchase all of the Interests so tendered unless the Fund elects to cancel or amend the Offer or postpone acceptance of tenders made pursuant to the Offer, as provided in Section 7 below. If more than $150,000,000 of Interests are duly tendered to the Fund prior to the expiration of the Offer, and not withdrawn pursuant to
Section 5 below, the Fund will, in its sole discretion, (a) accept the additional Interests permitted to be accepted pursuant to Rule 13e-4(f)(1)(ii) promulgated under the Securities Exchange Act of 1934, as amended; (b) extend the Offer, if necessary, and increase the amount of Interests that the Fund is offering to purchase to an amount that it believes will be sufficient to accommodate the excess Interests tendered as well as any Interests tendered during the extended Offer (provided that if the Fund decides to increase (except for any increase not in excess of 2% of the total outstanding Interests) or decrease the amount of Interests that the Fund is offering to purchase, the Offer shall not expire prior to the 10th business day from the date the notice of such increase or decrease is sent to the limited partners); or (c) accept Interests tendered prior to or on the Expiration Date for payment on a pro rata basis based on their net asset value. The Offer may be extended, amended or canceled in various other circumstances described in Section 7 below.

               4. Procedure for Tenders. Limited partners wishing to tender Interests pursuant to the Offer should send or deliver to the Fund at the address set forth on page 2 above a completed and properly executed Letter of Transmittal, which must be received by the Fund no later than the Expiration Date.

               The Fund recommends that all documents be submitted to the Fund via overnight courier or registered mail, return receipt requested. However, the method of delivery of any documents is at the election and risk of the limited partner tendering an Interest. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. The Fund reserves the absolute right to reject any and all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Interest or any particular limited partner, and the Fund's interpretations of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. Neither the Fund nor any general partner of the Fund shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

               5. Withdrawal Rights. Any limited partner tendering an Interest pursuant to this Offer may withdraw such tender at any time prior to or on the Expiration Date and, if Interests are not accepted by the Fund at the close of the Expiration Date, at any time after 40 business days after the commencement of the Offer. To be effective, any notice of withdrawal must be timely received by the Fund at the address set forth on page 2 above. Any notice of withdrawal must specify the name of the person withdrawing a tender and the amount of the Interest previously tendered that is being withdrawn. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund in its sole discretion, and such determination shall be final and binding. Interests properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Interests may be retendered by following the procedures described in Section 4 prior to the Expiration Date.

               6. Purchases and Payment. For purposes of the Offer, the Fund will be deemed to have accepted (and thereby purchased) Interests that are tendered as, if and when it gives oral or written notice to the limited partner tendering an Interest of its election to purchase such Interest. As stated in Section 2 above, the purchase price of an Interest tendered by any limited partner will be the net asset value thereof as of the close of business on the Expiration Date.

               Payment of the purchase price will consist of: (1) cash and/or marketable securities (valued in accordance with the Fund's L.P. Agreement) in an aggregate amount equal to 97% of the estimated unaudited net asset value of the Interests tendered, determined as of the Expiration Date, which is expected to be 12:00 Midnight, December 31, 1996, payable within five business days after the Expiration Date (the "Cash Payment"), and (2) a promissory note (the "Note") entitling the holder thereof to a contingent payment equal to the excess, if any, of (a) the net asset value of the Interests tendered as of the Expiration Date, determined based on the audited financial statements of the Fund, over (b) the Cash Payment. The Note will be delivered to the tendering limited partner within five business days after the Expiration Date, will not bear interest or be transferable, and will be payable in cash within five business days after completion of the audit of the financial statements of the Fund. The audit of the Fund's 1996 financial statements will be completed within 60 days after the end of the year.

               Cash Payments for Interests acquired pursuant to the Offer will be derived from: (a) cash on hand; and (b) the proceeds of the sale of securities and portfolio assets held by the Fund. The Fund will segregate with its custodian cash or government securities equal to the value of the amount estimated to be paid under any Notes, as described above. The Fund does not expect to borrow funds to purchase Interests tendered in connection with the Offer.

               7. Certain Conditions of the Offer. The Fund reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by notifying limited partners thereof.
In the event that the Fund so elects to extend the tender period, the net asset value of Interests tendered will be determined as of a date after December 31, 1996, corresponding to any extension of the Offer. During any such extension, all Interests previously tendered and not withdrawn will remain subject to the Offer. The Fund also reserves the right, at any time and from time to time, up to and including acceptance of tenders pursuant to the Offer, to: (a) cancel the Offer in the circumstances set forth in the following paragraph and in the event of such cancellation not to purchase or pay for any Interests tendered pursuant to the Offer; (b) amend the Offer; and (c) postpone the acceptance of Interests. If the Fund determines to amend the Offer or to postpone the acceptance of Interests tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided above and will promptly notify limited partners.

               The Fund may cancel the Offer, or amend the Offer, or postpone the acceptance of tenders made pursuant to the Offer, if: (a) the Fund would not be able to liquidate portfolio securities in a manner which is orderly and consistent with the Fund's investment objectives and policies in order to purchase Interests tendered pursuant to the Offer;
(b) there is, in the Individual General Partners' judgment, any (i) legal action or proceeding instituted or threatened challenging the Offer or otherwise materially adversely affecting the Fund, (ii) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by banks in the United States or New York State, which is material to the Fund, (iii) limitation imposed by Federal or state authorities on the extension of credit by lending institutions, (iv) suspension of trading on any organized exchange or over-the-counter market where the Fund has a material investment, (v) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States that is material to the Fund, (vi) decrease in the net asset value of the Fund of three percent or more from the net asset value of the Fund as of the commencement of the Offer, or (vii) other event or condition that would have a material adverse effect on the Fund or its limited partners if Interests tendered pursuant to the Offer were purchased; or (c) the Independent Individual General Partners of the Fund determine that it is not in the best interest of the Fund to purchase Interests pursuant to the Offer. However, there can be no assurance that the Fund will exercise its right to extend, amend or cancel the Offer or to postpone acceptance of tenders pursuant to the Offer.

               8. Certain Information About the Fund. The principal office of the Fund is located at 101 Park Avenue, New York, New York 10178. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Fund's L.P. Agreement.

               The Fund is a closed-end, non-diversified, management investment company registered pursuant to the Investment Company Act of 1940, as amended (the "Investment Company Act"). It is currently anticipated that Tiger, an investment fund affiliated with the Fund, may, upon the effectiveness of certain provisions contained in the recently enacted National Securities Markets Improvement Act of 1996 (the "1996 Act"), accept subscriptions from new investors to enable such investors to participate in Tiger. If Tiger elects to accept subscriptions from new investors, the Corporate General Partner currently expects that it will exercise its right to dissolve the Fund pursuant to section 6.1(a)(3) of the L.P. Agreement. An election by the Corporate General Partner to dissolve the Fund will automatically result in the Fund's dissolution on the 60th day following such election unless, prior to such date, the election is overridden by a vote of all the Individual General Partners and 2/3 of the limited partners to continue the Fund. In the dissolution, limited partners of the Fund will be entitled to receive their pro rata share of the net assets of the Fund and may, in the sole discretion of the general partner of Tiger (an affiliate of the Corporate General Partner), be offered the opportunity to invest in Tiger or in a parallel investment fund with investment objectives substantially similar to Tiger.

               The dissolution of the Fund described in the immediately preceding paragraph is not expected to occur unless Tiger elects to accept subscription from new investors. In order for Tiger to be able to make such an election, certain provisions of the 1996 Act must become effective (which will occur no later than April 9, 1997). There can be no assurance that Tiger will elect to accept subscriptions from new investors or, if such election is made, the timing of such acceptances. In addition, it is possible that the Corporate General Partner may determine that it will not exercise its right to dissolve the Fund. Accordingly, there can be no assurance that the Fund will be dissolved, or that limited partners of the Fund will be afforded the opportunity to invest in Tiger or another affiliated investment fund.

               Except as otherwise described above and herein, the Fund does not have any plans or proposals that relate to or would result in:
(a) the acquisition by any person of additional Interests (other than the ability to make additional Interests available for other subscriptions from time to time in the discretion of the Fund); (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Fund; (c) a sale or transfer of a material amount of assets of the Fund (other than in connection with ordinary portfolio transactions of the Fund); (d) any change of the identity of the general partners of the Fund, or in the management of the Fund, including, but not limited to, any plans or proposals to change the number or the term of the Individual General Partners of the Fund or to change any material term of the advisory contract of the Corporate General Partner of the Fund; (e) any material change in the present distribution policy or indebtedness or capitalization of the Fund; (f) any other material change in the Fund's structure or business, including any plans or proposals to make any changes in its investment policy for which a vote would be required by Section 13 of the Investment Company Act of 1940, as amended; or (g) any changes in the Fund's L.P. Agreement or other actions that may impede the acquisition of control of the Fund by any person, other than as described below.

               The Corporate General Partner of the Fund is entitled under the terms of the L.P. Agreement of the Fund to receive, subject to certain limitations, an allocation of up to 15% of the net profits of the Fund.

               9. Certain Federal Income Tax Consequences. The following discussion is a general summary of the federal income tax consequences of the purchase by the Fund from limited partners of Interests pursuant to the Offer. Limited partners should consult their own tax advisers for a complete description of the tax consequences to them of a purchase by the Fund of Interests pursuant to the Offer.

               In general, a limited partner from whom an Interest is purchased by the Fund will be treated as receiving a distribution from the Fund. Such a limited partner generally will recognize gain as a result of the purchase to the extent (if any) that the amount of consideration received by the limited partner exceeds his then adjusted tax basis in his Interest. A limited partner's adjusted tax basis in his Interest will be reduced (but not below zero) by the amount of consideration received by the limited partner from the Fund in connection with the purchase of such an Interest. Cash distributed to a limited partner in excess of the adjusted tax basis of his Interest will be taxable as capital gain or ordinary income, depending on the circumstances. A limited partner whose entire Interest is purchased by the Fund may recognize a loss, but only to the extent that the amount of consideration received from the Fund is less than the limited partner's then adjusted tax basis in his Interest.

               10. Miscellaneous. The Offer is not being made to, nor will tenders be accepted from, limited partners in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Fund is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude limited partners from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Fund believes such exclusion is permissible under applicable tender rules, provided the Fund makes a good faith effort to comply with any state law deemed applicable to the Offer.

               The Fund has filed an Issuer Tender Offer Statement on
Schedule 13E-4 with the Securities and Exchange Commission that includes certain information relating to the Offer summarized herein. A copy of such statement may be obtained from the Fund by contacting Ms. Edna Parry or Mr. H. Winston Holt, IV at the address on page 2 above, or from the public reference office of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 10549.


                                                         Annex A







                             Panther Partners, L.P.
                             (a limited partnership)

                              Financial Statements

                                  June 30, 1996

                                    Unaudited











A claim of exemption under Regulation ss.4.12(b)(2)(iii) has been filed with the Commodity Futures Trading Commission for Panther Partners, L.P.






                             Panther Partners, L.P.
                             (a limited partnership)

                              Financial Statements
                                  June 30, 1996

                                   (Unaudited)


                                    Contents




Statement of Assets, Liabilities and Partners' Capital.............  1

Statement of Operations and Special Allocation.....................  2

Statement of Changes in Partners' Capital - Net Assets.............  3

Statement of Cash Flows............................................  4

Notes to Financial Statements......................................  5

Schedule of Portfolio Investments.................................. 13
Schedule of Securities Sold, Not Yet Purchased..................... 20
Affirmation of  the Commodity Pool Operator........................ 21

                                              Panther Partners, L.P.

                                              (a limited partnership)

                              Statement of Assets, Liabilities and Partners' Capital
                                                   June 30, 1996

                                                  (In thousands)
                                                    (Unaudited)
Assets
Investments in securities - at market  (cost - $485,309)                                               $509,133
Due from brokers                                                                                          4,108
Organizational costs (net of accumulated amortization of  $651)                                             100
Other assets                                                                                                372
                                                                                                       --------
Total assets                                                                                            513,713
                                                                                                       --------

Liabilities

Collateral payable                                                                                       53,395
Securities sold, not yet purchased - at  market  (proceeds - $8,851)                                      9,404
Due to brokers                                                                                           79,907
Management fee payable                                                                                      678
Other liabilities                                                                                           688
                                                                                                       --------
Total liabilities                                                                                       144,072
                                                                                                       --------
Partners' capital - Net Assets                                                                         $369,641
                                                                                                       ========

Partners' capital - Net Assets
Represented by:

  Capital contributions                                                                                $498,743
  Capital withdrawals                                                                                  (294,871)
  Accumulated net investment loss                                                                       (28,080)
  Accumulated net realized gain on investments                                                          176,772
  Unrealized appreciation on investments                                                                 17,077
                                                                                                       --------
                                                                                                       $369,641
                                                                                                       ========
See notes to financial statements

                                              Panther Partners, L.P.
                                              (a limited partnership)

                                  Statement of Operations and Special Allocation
                                      For the Six Months Ended June 30, 1996
                                                  (In thousands)
                                                    (Unaudited)
Gain from investment transactions
Net realized gain on:

  Investment securities                                                                                $101,008
  Foreign currency contracts                                                                                322
                                                                                                       --------
                                                                                                        101,330
                                                                                                       --------
Unrealized appreciation on investments:
  Beginning of period                                                                                    66,059
  End of period                                                                                          17,077
                                                                                                       --------
Net decrease in unrealized appreciation                                                                 (48,982)
Gain from investment transactions                                                                        52,348
                                                                                                       --------
Investment loss
Income:
  Dividends                                                                                               2,177
  Interest                                                                                                  232
                                                                                                       --------
                                                                                                          2,409
                                                                                                       --------
Expenses:
  Interest                                                                                                4,080
  Management fee                                                                                          1,392
  Taxes withheld on foreign dividends                                                                       268
  Transaction fees                                                                                          150
  Legal fees                                                                                                111
  Amortization of organizational costs                                                                       75
  Individual General Partners' fees and expenses                                                             40
  Dividends on securities sold, not yet purchased                                                            10
  Miscellaneous                                                                                             147
                                                                                                       --------
                                                                                                          6,273
                                                                                                       --------
Investment loss - net                                                                                    (3,864)
                                                                                                       --------

Net increase in net assets resulting from operations                                                     48,484
Less allocation of net increase in net
assets resulting from operations:
  Special allocation to General Partner (Note 2)                                                            593
                                                                                                       --------
Net increase in net assets resulting from operations available for
  pro-rata distributions to all partners (Note 2)                                                      $ 47,891
                                                                                                       ========



See notes to financial statements



                                              Panther Partners, L.P.
                                              (a limited partnership)

                              Statement of Changes in Partners' Capital - Net Assets
                                                   (In thousands)
                                                    (Unaudited)
                                                                                          General         Limited
                                                                         Total            Partner         Partners
                                                                       -------------------------------------------
Total partners' capital - net assets at
  December 31, 1994                                                    $ 497,413          $ 5,420        $ 491,993

Year ended December 31, 1995:

  Capital contributions                                                   11,365            1,465            9,900
  Capital withdrawals                                                    (77,490)             -            (77,490)
  Investment loss - net                               $(10,994)
  Net realized gain on investments                      31,487
  Change in unrealized appreciation
    on investments                                      24,887
                                                      --------
Net increase in net assets resulting
    from operations                                     45,380

Less allocation of net increase in net assets resulting from operations:

    Special allocation to General Partner (Note 2)       3,806             3,806            3,806
                                                      --------
    Net increase in net assets resulting
      from operations available for pro-
      rata distribution to all partners (Note 2)                          41,574              728           40,846
                                                                       -------------------------------------------
Total partners' capital - net assets at
  December 31, 1995                                                      476,668           11,419          465,249

For the six months ended June 30, 1996:

  Capital contributions                                                    9,370              120            9,250
  Capital withdrawals                                                   (164,881)          (5,506)        (159,375)
  Investment loss - net                                 (3,864)
  Net realized gain on investments                     101,330
  Change in unrealized appreciation
    on investments                                     (48,982)
                                                      --------
Net increase in net assets resulting
  from operations                                       48,484

Less allocation of net increase in net assets resulting from operations:

    Special allocation to General Partner (Note 2)         593               593              593
                                                      --------
    Net increase in net assets resulting from
       operations available for pro-rata

          distribution to all partners (Note 2)                           47,891            1,758           46,133
                                                                        ------------------------------------------
Total partners' capital - net assets
  at June 30, 1996                                                      $369,641           $8,384         $361,257
                                                                        ==========================================

See notes to financial statements



                                              Panther Partners, L.P.
                                              (a limited partnership)

                                              Statement of Cash Flows
                                      For the Six Months Ended June 30, 1996
                                                    (Unaudited)
Cash flows from operating activities

Net increase in net assets resulting from operations                                                  $  48,484
Adjustments to reconcile net increase in net assets resulting
  from operations to net cash provided by operating activities:                                              75

    Amortization of organizational costs
    (Increase) decrease in:
      Investments in securities                                                                          12,590
      Due from brokers                                                                                  154,745
      Other assets                                                                                       (3,364)
    Increase (decrease) in:
      Collateral payable                                                                                 (8,187)
      Securities sold, not yet purchased                                                                  8,531
      Due to brokers                                                                                     58,398
      Management fee payable                                                                               (263)
      Other liabilities                                                                                    (498)
                                                                                                      ---------
Net cash provided by operating activities                                                               270,511

Cash flows from financing activities

Net short-term borrowings                                                                              (115,000)
Capital contributions                                                                                     9,370
Capital withdrawals                                                                                    (164,881)
                                                                                                      ----------
Net cash used in financing activities                                                                  (270,511)

Increase in cash                                                                                             -0-
Cash at beginning of the period                                                                              -0-
                                                                                                      ----------
Cash at end of the period                                                                             $      -0-
                                                                                                      ==========

Supplemental disclosure of cash flow information
Cash paid during the year for:
  Interest                                                                                            $   4,501
                                                                                                      =========




See notes to financial statements

                             Panther Partners, L.P.
                             (a limited partnership)

                          Notes to Financial Statements
                                  June 30, 1996
                                 (In thousands)
                                   (Unaudited)

1. Significant Accounting Policies

Panther Partners, L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on October 2, 1990. The Partnership is registered under the Investment Company Act of 1940 as a closed-end, nondiversified management investment company and commenced operations on March 1, 1992. The Partnership will operate until December 31, 2050 unless further extended or sooner terminated as provided for in the Limited Partnership Agreement of the Partnership, as amended and restated through December 14, 1994 (the "Agreement"). The investment objective of the Partnership is to maximize total return primarily through investing and trading in equity and debt securities of both U.S. and foreign issuers, futures contracts and various options on the foregoing.

The Agreement provides for not less than five "Individual General Partners" and a Corporate General Partner. The Corporate General Partner is Panther Management Company, L.P. ("PMC, L.P.") which is under common control and management with Tiger Management L.L.C.

Securities and commodities transactions, including related revenue and expenses, are recorded on a trade-date basis and dividend income and expenses are recorded on an ex-date basis.

Securities listed on a national securities exchange or the NASDAQ national list are valued at their last sales price as of the last business day of the period. Listed securities with no reported sales on such date and over-the-counter securities are valued at their last closing bid price if held long by the Partnership and last closing ask price if sold short by the Partnership. The resulting unrealized gains and losses are included in net increase in net assets resulting from operations.

The Partnership includes that portion of the results from operations resulting from changes in foreign exchange rates on investments in the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain from investments.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent; however, actual results could differ from these estimates.


                             Panther Partners, L.P.
                             (a limited partnership)

                    Notes to Financial Statements (continued)
                                 (In thousands)
                                   (Unaudited)

1. Significant Accounting Policies (continued)

The Partnership enters into transactions in financial futures, foreign exchange options and foreign currency and commodity forward contracts that are used for hedging and nonhedging purposes. These contracts are valued at market or industry standard values with the resulting gains and losses included in net increase in net assets resulting from operations.

Assets and liabilities denominated in foreign currencies held at period end are translated at the period end rates of exchange with the resulting gains and losses reflected in net increase in net assets resulting from operations.

The expenses incurred by the Partnership in connection with its organization are being amortized over a 60-month period beginning March 1, 1992.

Income taxes have not been provided as the Partners are individually liable for reporting their share of the profits or losses on their individual tax returns.

2. Related Party Transactions

Panther Management Corporation, General Partner of PMC, L.P. provides administrative services to the Partnership and pays substantially all operating expenses of the Partnership for which it receives a management fee. The management fee is calculated monthly at an annual rate equal to one and one-half percent of the first $10,000 of the Partnership's net assets, one percent of the next $10,000 of the Partnership's net assets and three quarters of one percent of the Partnership's net assets in excess of $20,000. For the six months ended June 30, 1996, the management fee totaled $1,392.

The Corporate General Partner of the Partnership is entitled under the terms of the Agreement to receive, subject to certain limitations, an allocation of up to 15% of the net profits, as defined, of the Partnership. For the six months ended June 30, 1996, this allocation totaled $593. The term "pro-rata" as used in the statement of operations and special allocation and the statement of changes in partners' capital - net assets, represents the allocation of income made in accordance with the Agreement.


                             Panther Partners, L.P.
                             (a limited partnership)

                    Notes to Financial Statements (continued)
                                 (In thousands)
                                   (Unaudited)

2. Related Party Transactions (continued)

Each Individual General Partner receives an annual fee of $15 from the Partnership and is reimbursed by the Partnership for all reasonable out-of-pocket expenses incurred by them in performing their duties. For the six months ended June 30, 1996, these fees and expenses totaled approximately $40.

3. Securities Transactions

The aggregate amount of purchases and sales of investment securities, excluding short-term debt securities, for the six months ended June 30, 1996, amounted to approximately $8,642,477 and $8,712,173 respectively.

At June 30, 1996, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes (see the statement of assets, liabilities and partners' capital).

At June 30, 1996, accumulated net unrealized appreciation on investments in securities and securities sold, not yet purchased was $23,271 consisting of $57,803 gross unrealized appreciation and $34,532 gross unrealized depreciation.

Due from brokers represents primarily unsettled trades and short sale proceeds with a broker at June 30, 1996.

4. Financial Instruments with Off-Balance Sheet Risk or
    Concentrations of Credit Risk

In the normal course of business, the Partnership trades various financial instruments and enters into various investment activities with off-balance sheet risk. These financial instruments include forward and futures contracts, options and sales of securities not yet purchased. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the market values of the securities underlying the financial instruments may be in excess of the amounts recognized in the statement of assets, liabilities and partners' capital.


                             Panther Partners, L.P.
                             (a limited partnership)

                    Notes to Financial Statements (continued)
                                 (In thousands)
                                   (Unaudited)

4. Financial Instruments with Off-Balance Sheet Risk or
    Concentrations of Credit Risk (continued)

The Partnership's foreign exchange trading activities involve the purchase and sale of foreign exchange options having various maturity dates. The Partnership seeks to limit its net exposure to foreign exchange rate movements by hedging such option positions with foreign exchange positions in spot currency, futures and forward contracts.

Securities sold, not yet purchased, represent obligations of the Partnership to deliver the specified securities and thereby creates a liability to repurchase the securities in the market at prevailing prices. Accordingly, these transactions result in off-balance sheet risk as the Partnership's ultimate obligation to satisfy the sale of securities sold, not yet purchased, may exceed the amount recognized in the statement of assets, liabilities and partners' capital.

At June 30, 1996, the Partnership had outstanding forward exchange contracts, both to purchase and sell foreign currencies, commodities and other investments, as follows:

                                             Foreign Currency Forward Buy and Sell Contracts
    Foreign
  Denominated                                                                                             Unrealized
    Amount                    Contract                                Commitment      Market Value        Gain(Loss)
---------------------------------------------------------------------------------------------------------------------
                              Buy Contracts
          12,974              Finish Marka           Exp. 9/18/96    $     2,793        $    2,805           $    12
          20,138              Hong Kong Dollar       Exp. 7/08/96          2,604             2,602                (2)
      37,615,000              Indonesian Rupiah      Exp. 7/05/96         15,473            16,154               681
      13,162,119              Japanese Yen           Exp. 9/18/96        122,214           121,403              (811)
          17,555              Netherland Guilder     Exp. 9/18/96         10,380            10,330               (50)
           6,887              New Zealand Dollar     Exp. 9/18/96          4,596             4,665                69
           3,510              Norwegian Kroner       Exp. 9/18/96            541               540                (1)
           1,900              Singapore Dollar       Exp. 7/19/96          1,355             1,348                (7)
         143,914              Spanish Peseta         Exp. 9/18/96          1,116             1,119                 3
          93,900              Swedish Krona          Exp. 9/18/96         14,054            14,128                74
          74,500              Taiwan Dollar          Exp. 8/02/96

                                                     and 8/5/96            2,698             2,708                10
                                                                     -----------------------------------------------
                              Total buy contracts                        177,824           177,802               (22)
                                                                     -----------------------------------------------

                              Sell Contracts
          (7,186)             Australian Dollar      Exp. 9/18/96         (5,656)           (5,630)               26
         (51,824)             Austrian Schillings    Exp. 9/18/96         (4,877)           (4,857)               20
         (19,840)             British Pound          Exp. 9/18/96        (30,619)          (30,775)             (156)
          (9,543)             Canadian Dollar        Exp. 9/18/96         (6,987)           (7,012)              (25)
          (1,706)             Deutsche Mark          Exp. 9/18/96         (1,131)           (1,124)                7
         (40,213)             French Franc           Exp. 9/18/96         (7,829)           (7,832)               (3)
         (40,920)             Hong Kong Dollar       Exp. 7/22/96         (5,290)           (5,287)                3
     (37,615,000)             Indonesian Rupiah      Exp. 7/05/96        (15,386)          (16,155)             (769)


                                              Panther Partners, L.P.
                                              (a limited partnership)

                                     Notes to Financial Statements (continued)
                                                  (In thousands)
                                                    (Unaudited)

4. Financial Instruments with Off-Balance Sheet Risk or
    Concentrations of Credit Risk (continued)

                             Foreign Currency Forward Buy and Sell Contracts (continued)

    Foreign
  Denominated                                                                                             Unrealized
    Amount                    Contract                                Commitment      Market Value        Gain(Loss)
---------------------------------------------------------------------------------------------------------------------
                              Sell Contracts  (continued)
         (57,144)             Italian Lira           Exp. 9/18/96     $      (37)        $     (37)         $     (0)
        (560,519)             Japanese Yen           Exp. 9/18/96         (5,216)           (5,170)               46
          (5,925)             Netherlands Guilder    Exp. 9/18/96         (3,500)           (3,486)               14
        (146,667)             Norwegian Krone        Exp. 9/18/96        (22,526)          (22,579)              (53)
        (437,020)             Portuguese Escudo      Exp. 9/18/96         (2,748)           (2,788)              (40)
         (10,360)             Saudi Arabia Dollar    Exp. 1/30/97         (2,757)           (2,762)               (5)
          (1,900)             Singapore Dollar       Exp. 7/19/96         (1,352)           (1,348)                4
          (4,580)             South African Rand     Exp. 9/18/96         (1,026)           (1,035)               (9)
         (93,003)             Swedish Krona          Exp. 9/18/96        (13,884)          (13,993)             (109)
         (17,809)             Swiss Franc            Exp. 9/18/96        (14,362)          (14,302)               60
         (74,500)             Taiwan Dollar          Exp. 8/02/96
                                                     and 8/05/96          (2,690)           (2,708)              (18)
                                                                      -----------------------------------------------
                              Total Sell Contracts                      (147,873)         (148,880)           (1,007)
                                                                      -----------------------------------------------
                              Net Currencies                          $   29,951       $    28,922          $ (1,029)
                                                                      ===============================================

                                            Commodity Forward Contracts
        Number of                                                                                          Unrealized
        Contracts             Contract                                 Commitment      Market Value        Gain(Loss)
---------------------------------------------------------------------------------------------------------------------
                              Buy Contracts
           13                 Cattle         Exp. 3/14/97 - 7/18/97   $    2,917        $    3,012        $       95
            5                 Corn           Exp. 8/09/96                  4,096             4,327               231
            1                 Rhodium        Exp. 9/27/96                    691               680               (11)
           36                 Soybean        Exp. 10/11/96 - 12/27/96     28,497           28,066               (431)
                                                                       ----------------------------------------------
                              Total forward contracts                  $  36,201         $  36,085         $    (116)
                                                                       ==============================================

                                                  Other Contracts
<CAPTION
        Number of                                                                                         Unrealized
       Contracts              Contract                                                Market Value        Gain(Loss)
---------------------------------------------------------------------------------------------------------------------
                              Buy Contracts
          1                   Crack Spread Swap                                          $     (87)        $     (87)
          1                   Korea Mobile Telecom Equity Swap                                 (95)              (95)
          1                   Singapore Index Swap                                             (94)              (94)
          1                   Taiwan Index Swap                                                548               548
          2                   Thailand Index Swap                                             (129)             (129)
         13                   USD Fixed Income Swaps                                        (5,433)           (5,433)
                                                                                          ---------------------------
                              Total other contracts                                       $ (5,290)        $  (5,290)
                                                                                          ===========================


                                              Panther Partners, L.P.
                                              (a limited partnership)

                                     Notes to Financial Statements (continued)
                                                  (In thousands)
                                                    (Unaudited)

4. Financial Instruments with Off-Balance Sheet Risk or
    Concentrations of Credit Risk (continued)

The net unrealized loss of $6,435 is included in the statement of assets, liabilities, and partners' capital in due from brokers of $2,135 and due to brokers of $8,570. The contract amounts of these instruments reflect the Partnership's extent of involvement in the particular class of financial instruments and do not represent the Partnership's risk of loss due to counterparty nonperformance. The Partnership's exposure to credit risk associated with counterparty nonperformance on forward and futures contracts is limited to the unrealized gains inherent in such contracts that are recognized in the Partnership's statement of assets, liabilities and partners' capital. The settlement of these transactions is not expected to have a material effect upon the Partnership's statement of assets, liabilities and partner's capital. The Partnership seeks to reduce its exposure to credit risk associated with counterparty non-performance on options by obtaining collateral where possible.

Options purchased provide for cash settlement and require the payment of a premium or a percentage thereof, in exchange for the right to receive the market movement on the underlying security or basket of instruments. Risk of loss is limited to the premiums as reflected in the statement of assets, liabilities and partners' capital.

A summary of open contract or notional amounts (in millions) at June 30, 1996 is as follows:

                                             Purchases            Sales
                                            -----------------------------
         Commodity Options                  $       92           $    4
         Equity and Future Options                 174                -
         Fixed Income Options                    2,503                -
         Foreign Exchange Options                1,426                -

The Partnership's principal trading activities are primarily with brokers and other financial institutions with a concentration in North America, Europe and Asia. The Partnership is subject to the risk of restrictions imposed by foreign governments on repatriation of cash and to political or economic uncertainties.

The Partnership's assets are held with a trust company.






                                              Panther Partners, L.P.

                                              (a limited partnership)

                                     Notes to Financial Statements (continued)
                                                  (In thousands)

                                                    (Unaudited)

5. Financial Instruments Held or Issued for Trading Purposes

The Partnership maintains positions in a variety of financial instruments. The following table summarizes the components of gain from investment transactions:

                                                            Net Gains (Losses)
                                                             for Six Months
                                                           ended June 30, 1996
                                                           -------------------

         Equity activities                                        $   40,309
         Foreign Exchange activities                                  14,316
         Commodity activities                                         13,420
         U.S. Dollar activities                                          423
         Fixed Income activities                                     (16,120)
                                                                   ---------
         Gain from investment transactions                         $  52,348
                                                                   =========

The following table presents the June 30, 1996 values of derivative financial instruments and the average values during the period of those instruments.

                                                                                                 Average
                                                                                                Value for the
                                                                      Value at               Six Months ended
                                                                   June 30, 1996               June 30, 1996
                                                                ------------------           ----------------

       Assets:

           Commodities                                                $72,702                   $50,869
           Foreign Exchange                                            55,971                    57,881
           Equities                                                    46,677                    52,140
           Fixed income                                                14,015                    30,188

       Liabilities:
           Commodities                                                    238                        34



                                              Panther Partners, L.P.
                                              (a limited partnership)

                                     Notes to Financial Statements (continued)
                                                  (In thousands)
                                                    (Unaudited)

6. Selected Financial Ratios

The following represent the ratios to average net assets for the periods (not annualized):


                          Six Months                                                                 March 1, 1992
                            Ended                                                                  (Commencement of
                         June 30, 1996                Year Ended December 31,                         Operations)
                          (Unaudited)     1995               1994              1993               to December 31, 1992
-------------------------------------------------------------------------------------------------------------------------


Investment loss            (1.06)%       (2.34)%            (1.35)%           (1.06)%                    (1.68)%
Operating expenses           .60          1.08               1.09              1.24                       1.00
Interest and dividends
  on securities sold, not
  yet purchased             1.13          2.74               1.80              1.45                       2.53
Total expenses              1.73          3.82               2.89              2.69                       3.53
Portfolio turnover        261.04        441.79             289.85            203.56                     216.17
Total return *             13.56         10.60             (18.90)            70.67                       5.93

* Total return assumes a purchase of a Partnership interest on the first day and a sale of the Partnership interest on the last day of the periods noted, before special allocation to General Partner, if any.


                                              Panther Partners, L.P.
                                              (a limited partnership)

                                         Schedule of Portfolio Investments
                                                   June 30, 1996
                                                    (Unaudited)

           Shares                          Security Description                                          Value
------------------------------------------------------------------------------------------------------------------
                             Common Stocks - 89.67%
                             Advertising - 1.31%
                             Foreign:
         1,440,700           WPP Group                                                               $   4,851,413
                                                                                                     -------------
                                                                                                         4,851,413

                             Automotive - .32%
                             Domestic:
            22,500             General Motors Corp.                                                      1,178,438
                                                                                                     -------------
                                                                                                         1,178,438
                                                                                                     -------------
                             Banks/Finance - 16.55%
                             Domestic:
            95,500             Bank of New York Inc.                                                     4,894,375
            23,700             Capital One Financial Corp.                                                 675,450
           113,900             Citicorp                                                                  9,410,988
           340,277             Countrywide Credit Inds.                                                  8,421,856
            27,220             First Federal Financial Corp.                                               472,948
            84,244             First Financial Fund Inc.                                                 1,084,642
            40,484             First Republic Bancorp                                                      622,442
            38,700             First USA Inc.                                                            2,128,500
           139,700             Norwest Corp.                                                             4,872,038
            51,900             Sei Corp                                                                  1,096,388
           286,800             United Asset Management Corp.                                             7,026,600
             4,600             Wells Fargo & Co.                                                         1,098,825
                             Foreign:
            57,300             Acom Co. Ltd.                                                             2,241,833
           946,340             Barclays PLC ADR                                                         11,344,397
           112,362             Kookmin Bank                                                              2,105,922
            12,000             Nichiei Co., Ltd.                                                           798,906
            37,500             Promise Co. Ltd.                                                          1,846,785
           236,800             Westpac Banking Corporation                                               1,049,082
                                                                                                     -------------
                                                                                                        61,191,977
                                                                                                     -------------
                             Chemicals - .23%
                             Domestic:
            26,000             Monsanto Co.                                                                845,000
                                                                                                     -------------
                                                                                                           845,000
                                                                                                     -------------

                                              Panther Partners, L.P.
                                              (a limited partnership)

                                         Schedule of Portfolio Investments
                                                   June 30, 1996
                                                    (Unaudited)

           Shares                          Security Description                                          Value
------------------------------------------------------------------------------------------------------------------
                             Common Stocks - 89.67%(continued)
                             Consumer Products - 4.23%
                             Domestic:
            13,500             Donna Karan Intl. Inc.                                                  $    378,000
            26,700             Kellogg Co.                                                                1,955,775
            62,293             Mattel Inc.                                                                1,783,137
           256,800             Pittston Brink's Group                                                     7,479,300
                             Foreign:
             8,410             Cho Sun Brewery Co., Ltd.                                                    243,693
           207,000             Kimberly Clark De Mexico-A                                                 3,782,263
                                                                                                        -----------
                                                                                                         15,622,168
                                                                                                        -----------
                             Cyclicals - 3.95%
                             Domestic:
           351,368             Mark IV Industries                                                         7,949,701
            65,800             Navistar International                                                       649,775
           125,000             Xtra Corp.                                                                 5,531,250
                             Foreign:
             1,982             Compagnie Generale                                                           455,358
                                                                                                        -----------
                                                                                                         14,586,084
                                                                                                        -----------
                             Energy 8.21%
                             Domestic:
            47,500             Tosco Corp.                                                                2,386,875
            79,100             Ultramar Corp.                                                             2,293,900
           125,500             Valero Energy Corp.                                                        3,137,500
                             Foreign:
           638,200             Enterprise Oil                                                             4,555,650
           194,523             Helikopter Service AS                                                      2,242,771
            22,083             Omv Ag Ord.                                                                2,224,780
           521,160             Transocean NOK 5 Ord.                                                     13,499,686
                                                                                                        -----------
                                                                                                         30,341,162
                                                                                                        -----------
                             Entertainment - 3.33%
                             Domestic:
            43,200             Carnival Corp.                                                             1,247,400
           372,825             Gtech Holdings Corporation                                                11,044,941
                                                                                                        -----------
                                                                                                         12,292,341
                                                                                                        -----------

                                              Panther Partners, L.P.
                                              (a limited partnership)

                                         Schedule of Portfolio Investments
                                                   June 30, 1996
                                                    (Unaudited)

           Shares                          Security Description                                          Value
------------------------------------------------------------------------------------------------------------------
                             Common Stocks - 89.67% (continued)
                             Funds - 5.48%
                             Foreign:
           149,000             Daehan Prime Equity Trust                                               $  1,370,396
            38,887             Framlington Russian Investment Fund                                          443,701
           126,900             India Magnum Fund Class "A"                                                6,471,900
           119,300             India Magnum Fund Class "B"                                                6,084,300
           239,698             Korea Magnum Trust                                                         5,136,808
            68,985             Maritime Investment Fund Ltd. Ord. "144A"                                    742,344
                                                                                                        -----------
                                                                                                         20,249,449
                                                                                                        -----------
                             Health Care Products -6.65%
                             Domestic:
            72,300             Baxter International Inc.                                                  3,416,175
            34,700             Mid Atlantic Medical Services                                                494,475
                             Foreign:
            40,555             Astra AB Shares A-F                                                        1,788,796
            14,020             Ciba Geigy Ag CHF 20-Registered Shares                                    17,056,641
             1,610             Sandoz  AG-R                                                               1,837,982
                                                                                                        -----------
                                                                                                         24,594,069
                                                                                                        -----------
                             Insurance - 8.39%
                             Domestic:
             2,100             General Re Corp.                                                             319,725
            85,000             Integon Corp.                                                              1,710,625
                             Foreign:
             4,466             LG Insurance                                                                 451,556
               790             Samsung Fire & Marine Ins.                                                   516,276
            14,965             Swiss Reinsurance Swiss Reg Shares CHF10                                  15,341,065
         2,820,911             Uni Storebrand Bundna "A"                                                 12,662,660
                                                                                                        -----------
                                                                                                         31,001,907
                                                                                                        -----------
                             Metals - 1.26%
                             Domestic:
            13,000             Nucor                                                                        658,125
                             Foreign:
            80,600             Impala Platinum Holdings ADR                                               1,159,277
            84,065             Voest - Alpine Stahl AG                                                    2,838,762
                                                                                                        -----------
                                                                                                          4,656,164
                                                                                                        -----------

                                              Panther Partners, L.P.
                                              (a limited partnership)

                                         Schedule of Portfolio Investments
                                                   June 30, 1996
                                                    (Unaudited)

           Shares                          Security Description                                          Value
------------------------------------------------------------------------------------------------------------------
                             Common Stocks - 89.67% (continued)
                             Paper - 5.24%
                             Domestic:
           126,800             Bowater Inc.                                                           $   4,770,850
                             Foreign:
           782,700             Abitibi Price Inc.                                                        10,664,288
           145,212             Koninklijke Knp Bt                                                         3,485,088
            34,000             MacMillan Bloedel Ltd.                                                       451,520
                                                                                                      -------------
                                                                                                         19,371,746
                                                                                                      -------------
                             Real Estate - .07%
                             Foreign:
           333,500             JCG Holdings Ltd. Hkd.10 Ord.                                                271,436
                                                                                                       ------------
                                                                                                            271,436
                                                                                                      -------------
                             Retail - 8.69%
                             Domestic:
           110,300             Dollar General                                                             3,226,275
           321,600             General Nutrition Co., Inc.                                                5,628,000
            55,600             Home Depot                                                                 3,002,400
            96,080             Kohls Corp.                                                                3,518,930
            18,600             Meyr Fred Inc.                                                               546,375
           275,500             Micro Warehouse Inc.                                                       5,510,000
           143,100             Office Depot Inc.                                                          2,915,663
           116,400             Penn Traffic Co.                                                             989,400
            78,900             United Retail Group Inc.                                                     359,981
            59,300             Vons Companies, Inc.                                                       2,216,338
                             Foreign:
         4,359,300             Giordano International Ord. Holdings                                       4,223,855
                                                                                                      -------------
                                                                                                         32,137,217
                                                                                                      -------------
                             Shipping - 2.48%
                             Domestic:
            81,192             Teekay Shipping Corp.                                                      2,141,450
                             Foreign:
           463,889             Bona Shipholding Ord. "144A"                                               5,520,279
           109,700             First Olsen Tankers Ltd.                                                     944,381
           120,840             Western Bulk Shipping AS                                                     557,294
                                                                                                       ------------
                                                                                                          9,163,404
                                                                                                      -------------

                                              Panther Partners, L.P.
                                              (a limited partnership)

                                         Schedule of Portfolio Investments
                                                   June 30, 1996
                                                    (Unaudited)

           Shares                          Security Description                                          Value
------------------------------------------------------------------------------------------------------------------
                             Common Stocks - 89.67% (continued)
                             Technology - 6.69%
                             Domestic:
           104,500             Altera Corp.                                                            $  3,971,000
            77,800             Cascade Communications Corp                                                5,290,400
           110,300             Cisco Systems                                                              6,245,738
            31,400             Intel Corp.                                                                2,305,938
            81,400             Linear Technology                                                          2,442,000
            89,000             Maxim Integrated Products Inc.                                             2,430,813
            38,600             Seagate Technology, Inc.                                                   1,737,000
                             Foreign:
            29,250             Indigo N.V. Nlg.04 Series B Prfd. "144"                                      321,750
                                                                                                       ------------
                                                                                                         24,744,639
                                                                                                       ------------
                             Telecommunications - 1.75%
                             Domestic:
           181,400             Loral Space & Communications                                               2,471,575
                             Foreign:
            10,200             Portugal Telecom ADR                                                         267,750
           110,160             Portugal Telecom SA                                                        2,876,278
                38             Rostelecom "144A"                                                            836,000
                                                                                                       ------------
                                                                                                          6,451,603
                                                                                                       ------------
                             Transportation - 1.32%
                             Domestic:
             4,000             AMR Corp.                                                                    364,000
           251,300             US Air Group                                                               4,523,400
                                                                                                       ------------
                                                                                                          4,887,400
                                                                                                       ------------
                             Utilities - 3.52%
                             Foreign:
           116,685             Cie Generale  Des Eaux                                                    13,019,089
                                                                                                       ------------
                                                                                                         13,019,089
                                                                                                       ------------
                             Total Common Stocks (Cost $300,725,776)                                   $331,456,706
                                                                                                       ============
       Face Amount
       -----------
                             Loans - .80%
                             Domestic:
         3,134,000             Panamanian Gov't Loan USD Due 9/30/97                                   $  2,975,420
                                                                                                       ------------
                             Total Loans (Cost $1,716,618)                                             $  2,975,420
                                                                                                       ============



                                              Panther Partners, L.P.
                                              (a limited partnership)

                                         Schedule of Portfolio Investments
                                                   June 30, 1996
                                                    (Unaudited)

           Contracts                          Security Description                                          Value
------------------------------------------------------------------------------------------------------------------

                             Options - 39.63% Calls - 20.46%
                             Domestic:
               872             Aluminum Call Str.1300, Exp. 9/17/96                                   $     194,210
           123,253             Equity Basket Exp. 6/10/97-6/27/97                                        16,779,430
            81,564             Palladium Call Str. 100-105, Exp 8/28/96-6/25/97                           2,624,815
            38,702             Platinum Call Str. 318-330, Exp. 3/25/97-6/26/97                           2,780,790
                 7             U.S. Dollar Call/French Franc Put Str.4.75-5.16,
                                 Exp. 7/9/96-9/16/96                                                     11,781,460
                 1             U.S. Dollar Call/Italian Put Str. 1425, Exp. 7/10/96                       1,069,091
                18             U.S. Dollar Call/Japanese Yen Put Str. 101.90-108.90,
                                 Exp. 8/15/96-12/16/96                                                   15,323,370
                 1             U.S. Dollar Call/New Zealand Put Str. .70, Exp. 7/8/96                       394,214
                 4             U.S. Dollar Call/Swiss Franc Put Str. 1.14-1.246,
                                 Exp. 7/3/96-11/27/96                                                     8,510,320
             7,682             Zinc Call Str. 775-825, Exp. 9/16/96-1/13/97                               1,883,922
                             Foreign:
             7,108             Cho Sun Brewery Call  Str. .01 Exp. 2/3/97                                   205,965
                 1             DEM Bund Call Str.104.84, Exp. 11/1/96                                        65,752
                 1             Deutschemark Call/French Franc Put Str. 3.13, Exp. 7/1/96                  8,384,183
                 2             Deutschemark Call/Swiss Franc Put Str. .83, Exp. 7/26/96                      16,388
                 7             Deutschemark/Italian Knock Out Range Option
                                Str. 957.5-1077.5, Exp. 4/23/97                                             320,470
            52,896             Japanese Equity Basket Exp. 6/27/97                                        5,311,163
                                                                                                        -----------
                                                                                                         75,645,543
                                                                                                        -----------
                             Puts - 19.17%
                             Domestic:
            18,995             Copper Put Str. 2481-3550, Exp. 9/4/96-12/15/97                           22,777,610
             2,000             Equity Basket Index, Exp. 6/28/97                                         13,491,360
                 1             U.S. Dollar Put/Australian Dollar Call Str. .73, Exp. 7/5/96                 395,401
                 1             U.S. Dollar Put/Canadian Call Str. 1.43, Exp. 7/5/96                         255,855
                 1             U.S. Dollar Put/Deutschemark Call Str. 1.64, Exp. 7/9/96                   4,502,567
                 1             U.S. Dollar Put/Great British Pound Call Str. 1.46, Exp. 7/3/96              982,791
                 1             U.S. Dollar Put/Japanese Call Str. 117, Exp. 7/1/96                        3,997,361
                 2             U.S. Dollar Put/South African Rand Call Str. 3.955-3.957,
                                 Exp. 1/28/97                                                                37,939


                                              Panther Partners, L.P.
                                              (a limited partnership)

                                         Schedule of Portfolio Investments
                                                   June 30, 1996
                                                    (Unaudited)

           Contracts                          Security Description                                          Value
------------------------------------------------------------------------------------------------------------------
                             Options - 39.63% (continued)
                             Puts - 19.17% (continued)
                             Foreign:
             2,000             Global Macro Exp. 1/22/97                                              $  14,748,880
                 1             International Equity Basket Put, Exp. 7/11/96                              9,648,279
                49             Kof Puts Str. 30, Exp. 1/17/97                                                18,375
                 1             SEK SGB Put Str. 101.603, Exp. 8/26/96                                             0
                                                                                                      -------------
                                                                                                         70,856,418
                                                                                                      -------------
                             Total Options (Cost $151,188,092)                                        $ 146,501,961
                                                                                                      =============

                             Other Options - 2.19%
                             Domestic:
         3,416,428             Crack Spread Swaption Exp. 2/28/98 - 3/31/98                           $   6,441,700
                10             U.S. Fixed Income, Exp. 7/25/96-2/13/97                                      481,425
                             Foreign:
                 5             German Fixed Income Str. 6.298-7.82, Exp. 10/15/96-12/6/96                 1,176,748
                                                                                                      -------------
                             Total Other Options (Cost $11,682,153)                                   $   8,099,873
                                                                                                      =============
       Face Amount
       -----------
                             Short-Term Investments - 5.37%
                             Domestic:
        20,000,000             US T-Bill 8/22/96                                                      $  19,848,750
                                                                                                      -------------
                             Total Short-Term Investments (Cost $19,846,156)                          $  19,848,750
                                                                                                      =============

                             Other Investments - .07%
                             Rights and Warrants - .07%
                             Foreign:
           657,922             Cia Cervejaria Brahma Prfd. Wts., Exp. 9/30/96                         $     225,338
            51,323             Cia Cervejaria Brahma Wts., Conv. Ord., Exp. 9/30/96                          16,339
            18,850             Gold Reserve Purchase Wts. 3/15/96                                             8,296
                                                                                                      -------------
                             Total Other Investments (Cost $150,634)                                  $     249,973
                                                                                                      =============


                             Total Investments (Cost $485,309,429) - 137.73%                          $ 509,132,683
                             Liabilities, Less Other Assets - 37.73%                                   (139,491,843)
                                                                                                      -------------
                             Net Assets - 100%                                                        $ 369,640,840
                                                                                                      =============


                                              Panther Partners, L.P.
                                              (a limited partnership)

                                   Schedule of Securities Sold, Not Yet Purchased
                                                   June 30, 1996
                                                    (Unaudited)

           Shares                          Security Description                                          Value
------------------------------------------------------------------------------------------------------------------
                             Common Stocks
                             Domestic:
             3,100             America Online Inc.                                                      $   135,625
            23,400             Aon Corp.                                                                  1,187,550
             7,400             Xylan Corp.                                                                  344,100
                             Foreign:
            11,000             Chuo Trust & Banking                                                         108,345
            20,000             Euro Disney                                                                   54,914
           284,513             Eurotunnel                                                                   419,579
             1,580             Grupo Financiero Bancomer ADR Ser. B                                          13,757
               600             Grupo Financiero Serfin ADR                                                    3,075
            85,000             Hang Seng Bank Ltd.                                                          856,800
             5,612             Hoogovens                                                                    207,511
               500             Man AG German Ord                                                            124,278
           181,000             NEC Corp.                                                                  1,963,850
            30,000             Nippon Credit Bank                                                           111,354
             8,000             Oki Electric Industry Co.                                                     54,720
             1,700             Siemens AG                                                                    90,689
             6,400             Tokyo Steel Mfg. Co.                                                         125,967
                                                                                                        -----------
                             Total Short Common Stock (Proceeds $5,773,921)                             $ 5,802,114
                                                                                                        ===========
       Face Amount
       -----------
                             Bonds
                             Foreign:
         3,520,000             Panama IRB WI  Float 6/30/14                                             $ 1,949,376
         2,300,000             Panama PDI WI 6/30/16                                                      1,400,240
                                                                                                        -----------
                             Total Bonds (Proceeds $2,901,163)                                          $ 3,349,616
                                                                                                        ===========
         Contracts
         ---------
                             Options
                             Calls
                             Domestic:

                49           KOF Call Str. 30, Exp. 1/17/97                                             $    14,700
                                                                                                        -----------
                                                                                                             14,700
                                                                                                        -----------
                             Puts
                             Domestic:
             1,890           Copper Put Str. 1850-1900, Exp. 10/14/96-12/16/96                              237,873
                                                                                                        -----------
                                                                                                            237,873

                             Total Options (Proceeds $175,578)                                          $   252,573
                                                                                                        ===========
                             Total Short Securities  (Proceeds $8,850,662)                              $ 9,404,303
                                                                                                        ===========

                Affirmation of the Commodity Pool Operator

IN WITNESS WHEREOF, the undersigned has made and signed this document as of the 15th day of August, 1996 and affirms that to the best of his knowledge and belief, the information contained in this document is accurate and complete.

                               PANTHER MANAGEMENT COMPANY, L.P.

                                  Corporate General Partner and Commodity Pool
                                  Operator of Panther Partners, L.P.

                                     By: PANTHER MANAGEMENT CORPORATION

                                         Sole General Partner


                                      By:    /s/ Nolan Altman
                                         -----------------------------
                                             Nolan Altman
                                             Chief Financial Officer



                             PANTHER PARTNERS, L.P.

                 ----------------------------------------------




                                  Annual Report

                                       and

                              Financial Statements

                               For the Year Ended
                               31st December, 1995

                 ----------------------------------------------












                             PANTHER PARTNERS, L.P.

                 ----------------------------------------------




                                  Annual Report

                                       and

                              Financial Statements

                               For the Year Ended
                               31st December, 1995

                 ----------------------------------------------


                This report has been prepared for the information of partners of Panther Partners, L.P. and is not authorized for distribution to prospective investors
                  unless preceded or accompanied by the current

             Private Placement Memorandum of Panther Partners, L.P.

        A claim of exemption under Regulation Section 4.12(b)(2)(iii) has been filed with the Commodity Futures Trading

                      Commission for Panther Partners, L.P.

 ------------------------------------------------------------------------------

                                   MANAGEMENT

 ------------------------------------------------------------------------------

Individual General Partners

         *H. Winston Holt, IV
                  Managing Director

                  Panther Management Company, L.P.

         *Steven C. Olson
                  Treasurer

                  Panther Management Company, L.P.

         Dr. George H. Pollock

                  Professor of Psychiatry and Behavioral Sciences
                  Northwestern University Medical School

         Peter L. Shea
                  Managing Director
                  Hydrocarbon Energy, Inc.

         John A. Stout
                  Managing Director
                  Pointer Management Company

Corporate General Partner

         Panther Management Company, L.P.
         101 Park Avenue
         New York, New York  10178

         (212) 984-2500

------------------------------------------------------------------------------

* Affiliated with Panther Management Company, L.P., the Corporate General Partner of Panther Partners, L.P.

------------------------------------------------------------------------------

                                    THE FUND

------------------------------------------------------------------------------

Panther Partners, L.P. (the "Fund") is a closed-end, non-diversified management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended. The Fund commenced operations on March 1, 1992. Interests in the Fund have been offered to eligible investors in private placements and are subject to restrictions on transfer.

The Fund's investment objective is to maximize total return primarily through trading in securities of both U.S. and foreign issuers. The Fund uses its capital primarily to (i) purchase equity and debt securities (some of which may be of a speculative nature or which at the time of their acquisition may be restricted as to their transferability or disposition thereof), (ii) sell securities short, (iii) purchase and sell commodity futures contracts and commodity options contracts for hedging purposes and other purposes that are incidental to its securities trading activities, and purchase and sell currency forward contracts and (iv) purchase and sell options contracts, including put and call options written by the Fund or by others and "synthetic" options, on securities, stock market indices and foreign currencies. The Fund may borrow money from brokerage firms and banks to enable it to buy securities.

Ultimate responsibility over the affairs of the Fund is vested in five individual general partners (the "Individual General Partners") who exercise the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the directors of a registered investment company organized as a corporation. Investment advisory services are provided to the Fund by Panther Management Corporation or Panther Management Company, L.P. (the "Corporate General Partner"), which is also responsible for the day-to-day management and administration of the Fund.

Panther Management Corporation receives from the Fund monthly advisory fees at an annual rate equal to one and one-half percent of the first $10,000,000 of the Fund's net assets, one percent of the next $10,000,000 of the Fund's net assets and three quarters of one percent of the Fund's net assets in excess of $20,000,000.

So long as the Corporate General Partner provides advisory services to the Fund, at the end of the initial twelve month period during which a limited partner will have been a partner of the Fund, and generally at the end of each fiscal year thereafter, a performance allocation of 15 percent of the net profit which has been credited to the capital account of such limited partner during such period shall be transferred from such limited partner's capital account to the capital account of the Corporate General Partner. The performance allocation is charged to any limited partner only to the extent that the cumulative net profit with respect to such limited partner through the close of any period exceeds the highest level of cumulative net profits with respect to such limited partner through the close of any prior period.

The Fund bears all expenses incurred for or in connection with portfolio transactions, including brokerage commissions, custodial fees, withholding and transfer taxes, governmental fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short and research fees including costs of news services, quotation equipment and related hardware and software, as well as legal fees, organization and registration expenses, expenses of meetings of partners of the Fund or any other expenses as may be approved from time to time by the Individual General Partners.

The Corporate General Partner bears certain direct and indirect costs of the Fund's operations, including expenses incurred for the Fund for office space, support services and telecommunications, accounting fees and expenses of meetings of the Individual General Partners. The Corporate General Partner may receive certain services including hardware, software, data bases and other news, technical and telecommunications services and equipment utilized in the management process from brokers selected by the Corporate General Partner to execute portfolio transactions for the Fund.

------------------------------------------------------------------------------

                           1995 INVESTMENT PERFORMANCE

------------------------------------------------------------------------------

The net performance for the Fund for the 1995 calendar year was 10.6% compared to the 37.6% return for the S&P 500 with income for the same period. The majority of the Fund's performance was derived from global stock markets, non-equity and currency investments.

------------------------------------------------------------------------------

                         DISTRIBUTION REINVESTMENT PLAN

------------------------------------------------------------------------------

After the end of each fiscal year, each partner of the Fund is entitled to receive a distribution equal to the entire amount of net profit, or any percentage thereof, (including unrealized appreciation) allocated and credited to such partner's capital account during such fiscal year (reduced ratably to the extent the Fund deems advisable in order to preserve funds for the efficient operation of the Fund). Profits not received by any partner will not be distributable in subsequent years. In the discretion of the Corporate General Partner, distributions may be paid in part or in whole in cash or securities of equivalent value. At least 90 percent of any distribution will be made within 90 days after the end of such fiscal year and the balance of such distribution will be made within 120 days after the end of such fiscal year.

Participation in the distribution reinvestment plan will not affect the U.S. federal income tax consequences to each partner of an investment in the Fund, which is described in the Private Placement Memorandum of the Fund, but partners which elect to reinvest distributions should be aware that they will not receive in cash or securities of equivalent value economic profits for each year even if they incur U.S. federal income taxes on items of net income and realized gain in such year. There are no fees, commissions or expenses chargeable to partners in connection with reinvestment of distributions.

                              Financial Statements

                             Panther Partners, L.P.

                             (a limited partnership)

                          Year ended December 31, 1995

                       with Report of Independent Auditors




                             Panther Partners, L.P.

                             (a limited partnership)

                              Financial Statements

                          Year ended December 31, 1995

                                    Contents

Report of Independent Auditors.......................................... 1

Statement of Assets, Liabilities and Partners' Capital.................. 2
Statement of Operations and Special Allocation.......................... 3
Statement of Changes in Partners' Capital - Net Assets.................. 4
Statement of Cash Flows................................................. 5
Notes to Financial Statements........................................... 6
Schedule of Portfolio Investments....................................... 14
Schedule of Securities Sold, Not Yet Purchased.......................... 23
Affirmation of the Commodity Pool Operator.............................. 24



                                          Report of Independent Auditors

To the Partners of
Panther Partners, L.P.

We have audited the accompanying statement of assets, liabilities and partners' capital of Panther Partners, L.P., including the schedules of portfolio investments and securities sold, not yet purchased as of December 31, 1995, and the related statements of operations and special allocation and cash flows for the year then ended, the statement of changes in partners' capital - net assets for each of the two years in the period then ended and the selected financial ratios for each of the periods indicated therein. These financial statements and selected financial ratios are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and selected financial ratios based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and selected financial ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1995, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the selected financial ratios referred to above present fairly, in all material respects, the financial position of Panther Partners, L.P. at December 31, 1995, the results of its operations and special allocation and cash flows for the year then ended, changes in partners' capital - net assets for each of the two years in the period then ended, and the selected financial ratios for the indicated periods, in conformity with generally accepted accounting principles.

February 16, 1996

                                                   /s/ ERNST & YOUNG LLP


                                    Panther Partners, L.P.
                                   (a limited partnership)

                    Statement of Assets, Liabilities and Partners' Capital

                                      December 31, 1995

Assets

Investments in securities - at market (cost - $453,065,584)      $ 521,722,397
Due from brokers                                                   158,853,139
Organizational costs (net of accumulated amortization
  of $576,094)                                                         175,334
Other assets                                                           760,778
                                                                 -------------
Total Assets                                                       681,511,648
                                                                 -------------

Liabilities
Collateral payable                                                  61,582,502
Short-term borrowings                                              115,000,000
Securities sold, not yet purchased - at market
  (proceeds of sales - $940,303)                                       873,516
Due to brokers                                                      25,260,919
Management fee payable                                                 940,672
Other liabilities                                                    1,186,568
                                                                 -------------
Total liabilities                                                  204,844,177
                                                                 -------------
Partners' capital - net assets                                   $ 476,667,471
                                                                 =============

Partners' capital - Net Assets

   Represented by:
   Capital contributions, (net of syndication costs of
     $150,000 in 1992)                                           $ 489,372,177
   Capital withdrawals                                            (129,990,656)
   Accumulated net investment loss                                 (24,214,978)
   Accumulated net realized gain on investments                     75,441,710
   Unrealized appreciation on investments                           66,059,218
                                                                 -------------
                                                                 $ 476,667,471
                                                                 =============
See notes to financial statements


                             Panther Partners, L.P.
                             (a limited partnership)

                 Statement of Operations and Special Allocation

                          Year ended December 31, 1995

Gain from investment transactions
Net realized gain/(loss) on:
   Investment securities                                          $ 43,609,792
   Foreign currency contracts                                      (12,123,094)
                                                                  ------------
                                                                    31,486,698
                                                                  ------------

Unrealized appreciation on investments:

   Beginning of year                                                41,172,045
   End of year                                                      66,059,218
                                                                  ------------
Net increase in unrealized appreciation                             24,887,173
                                                                  ------------
Gain from investment transactions                                   56,373,871
                                                                  ------------

Investment loss
Income:

   Dividends                                                         6,220,368
   Interest                                                            723,070
                                                                  ------------
                                                                     6,943,438
                                                                  ------------
Expenses:

   Interest                                                         12,825,860
   Management fee                                                    3,627,107
   Transactions fees                                                   300,000
   Taxes withheld on foreign dividends                                 466,479
   Legal fees                                                          203,025
   Amortization of organizational costs                                150,285
   Individual General Partners' fees and expenses                       80,801
   Dividends on securities sold, not yet purchased                      47,058
   Miscellaneous                                                       236,896
                                                                  ------------
                                                                    17,937,511
                                                                  ------------
Investment loss - net                                              (10,994,073)
                                                                  ------------

Net increase in net assets resulting from operations                45,379,798
Less allocation of net increase in net assets resulting from operations:

   Special allocation to General Partner (Note 2)                    3,805,862
                                                                  ------------
Net increase in net assets resulting from operations available
   for pro-rata distributions to all partners (Note 2)            $ 41,573,936
                                                                  ============

See notes to financial statements.


                             Panther Partners, L.P.

                             (a limited partnership)

             Statement of Changes in Partners' Capital - Net Assets

                                                                                         General              Limited
                                                                         Total           Partner              Partners
                                                                         -----           -------              --------

Total partners' capital - net assets at
   December 31, 1993                                                $503,314,000        $6,684,096        $496,629,904

Year ended December 31, 1994:
   Capital contributions                                             146,282,240            -              146,282,240
   Capital withdrawals                                               (39,043,160)           -              (39,043,160)
   Investment loss - net                  $  (6,750,595)
   Net realized loss on investments         (22,461,522)
   Change in unrealized appreciation
      on investments                        (83,927,817)
                                            -----------
Net decrease in net assets resulting
   from operations                         (113,139,934)

Less allocation of net decrease in net
   assets resulting from operations:

      Special allocation to General
         Partner (Note 2)                        -
                                            -----------
      Net decrease in net assets result-
         ing from operations available
         for pro-rata distribution to all
         partners  (Note 2)                                         (113,139,934)        (1,263,830)       (111,876,104)
                                                                    ----------------------------------------------------
Total partners' capital - net assets at
   December 31, 1994                                                 497,413,146          5,420,266         491,992,880

Year ended December 31, 1995:

   Capital contributions                                              11,364,937          1,464,937           9,900,000
   Capital withdrawals                                               (77,490,410)                           (77,490,410)
   Investment loss - net                    (10,994,073)
   Net realized gain on investments          31,486,698
   Change in unrealized appreciation
      on investments                         24,887,173
                                             ----------
Net increase in net assets resulting
   from operations                           45,379,798

Less allocation of net increase in net
   assets resulting from operations:


      Special allocation to General
         Partner (Note 2)                     3,805,862                3,805,862          3,805,862
                                         ---------------
      Net increase in net assets result-
         ing from operations available
         for pro-rata distribution to
         all partners (Note 2)                                        41,573,936            727,485          40,846,451
                                                                    ---------------------------------------------------
Total partners' capital - net assets at
   December 31, 1995                                                $476,667,471        $11,418,550        $465,248,921
                                                                    ===================================================




See notes to financial statements.



                          Panther Partners, L.P.
                          (a limited partnership)

                          Statement of Cash Flows

                       Year ended December 31, 1995

Cash flows from operating activities

Net increase in net assets resulting from operations             $  45,379,798
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by operating activities:
      Amortization of organizational costs                             150,285
      (Increase) decrease in:
         Investments in securities                                  64,536,015
         Due from brokers                                         (137,844,216)
         Other assets                                                  163,392
      Increase (decrease) in:
         Collateral payable                                         30,672,902
         Securities sold, not yet purchased                        (11,717,712)
         Due to brokers                                             24,769,514
         Management fee payable                                        940,672
         Other liabilities                                            (900,344)
                                                                 -------------
Net cash provided by operating activities                           16,150,306

Cash flows from financing activities
Net short-term borrowings                                           49,975,167
Capital contributions                                               11,364,937
Capital withdrawals                                                (77,490,410)
                                                                 -------------
Net cash used in financing activities                              (16,150,306)
Increase in cash                                                             -
Cash at beginning of the year                                                -
                                                                 -------------
Cash at end of the year                                          $           -
                                                                 =============

Supplemental disclosure of cash flow information
Cash paid during the year for:
   Interest                                                      $  12,779,637
                                                                 =============


See notes to financial statements.


                             Panther Partners, L.P.
                             (a limited partnership)

                          Notes to Financial Statements

                                December 31, 1995

1.  Significant Accounting Policies

Panther Partners, L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on October 2, 1990. The Partnership is registered under the Investment Company Act of 1940 as a closed-end, non-diversified management investment company and commenced operations on March 1, 1992. The Partnership will operate until December 31, 2050 unless further extended or sooner terminated as provided for in the Limited Partnership Agreement of the Partnership, as amended and restated through December 14, 1994 (the "Agreement"). The investment objective of the Partnership is to maximize total return primarily through investing and trading in equity and debt securities of both U.S. and foreign issuers, futures contracts and various options on the foregoing.

The Agreement provides for not less than five "Individual General Partners" and a Corporate General Partner. The Corporate General Partner is Panther Management Company, L.P. ("PMC, L.P.") which is under common control and management with Tiger Management Corporation.

Securities and commodities transactions, including related revenue and expenses, are recorded on a trade-date basis and dividend income and expenses are recorded on an ex-date basis.

Securities listed on a national securities exchange or the NASDAQ national list are valued at their last sales price as of the last business day of the year. Listed securities with no reported sales on such date and over-the-counter securities are valued at their last closing bid price if held long by the Partnership and last closing ask price if sold short by the Partnership. The resulting unrealized gains and losses are included in net increase in net assets resulting from operations.

The Partnership does not isolate that portion of the results from operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain from investments.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent, however actual results could differ from these estimates.

The Partnership enters into transactions in financial futures, foreign exchange options and foreign currency forward contracts that are used for hedging and nonhedging purposes. These contracts

                             Panther Partners, L.P.
                             (a limited partnership)

                    Notes to Financial Statements (continued)

1.  Significant Accounting Policies (continued)

are valued at market or industry standard values with the resulting gains and losses included in net increase in net assets resulting from operations.

The fair value of short term borrowings approximates its recorded amount.

Assets and liabilities denominated in foreign currencies held at year end are translated at year end rates of exchange with the resulting gains and losses included in net increase in net assets resulting from operations.

The expenses incurred by the Partnership in connection with its organization are being amortized over a 60-month period beginning March 1, 1992.

Income taxes have not been provided as the partners are individually liable for reporting their share of the profits or losses on their individual tax returns.

2.  Related Party Transactions

Panther Management Corporation, General Partner of PMC, L.P., provides administrative services to the Partnership and pays substantially all operating expenses of the Partnership for which it receives a management fee. The management fee is calculated monthly at an annual rate equal to one and one-half percent of the first $10,000,000 of the Partnership's net assets, one percent of the next $10,000,000 of the Partnership's net assets and three quarters of one percent of the Partnership's net assets in excess of $20,000,000. For the year ended December 31, 1995 the management fee totaled $3,627,107, of which $2,686,435 has been paid and $940,672 is payable.

The Corporate General Partner of the Partnership is entitled under the terms of the Agreement to receive, subject to certain limitations, an allocation of up to 15% of the net profits, as defined, of the Partnership. For the year ended December 31, 1995, this allocation totaled $3,805,862. The term "pro-rata" as used in the statement of operations and special allocation and the statement of changes in partners' capital - net assets, represents the allocation of income in accordance with the Agreement.

Each Individual General Partner receives an annual fee of $15,000 from the Partnership and is reimbursed by the Partnership for all reasonable out-of-pocket expenses incurred by them in performing their duties. For the year ended December 31, 1995, these fees and expenses totaled $80,801.



                             Panther Partners, L.P.
                             (a limited partnership)

                    Notes to Financial Statements (continued)

3.  Securities Transactions

The aggregate number of purchases and sales of investment securities, excluding short-term debt securities, for the year ended December 31, 1995, amounted to $18,594,901,806 and $18,719,384,670 respectively.

At December 31, 1995, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes (see the statement of assets, liabilities and partners' capital).

At December 31, 1995, accumulated net unrealized appreciation on investments in securities, and securities sold, not yet purchased, was $68,723,600, consisting of $90,079,563 gross unrealized appreciation and $21,355,963 gross unrealized depreciation.

Due from brokers primarily represents unsettled trades and short sale proceeds with a broker at December 31, 1995.

4.  Financial Instruments with Off-Balance Sheet Risk or
    Concentrations of Credit Risk

In the normal course of business, the Partnership trades various financial instruments and enters into various investment activities with off-balance sheet risk. These financial instruments include forward and futures contracts, options and sales of securities not yet purchased. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the market values of the securities underlying the financial instruments may be in excess of the amounts recognized in the statement of assets, liabilities and partners' capital.

The Partnership's foreign exchange trading activities involve the purchase and sale of foreign exchange options having various maturity dates. The Partnership seeks to limit its exposure to foreign exchange rate movements by hedging such option positions with foreign exchange positions in spot currency, futures and forward contracts.

Securities sold, not yet purchased, represent obligations of the Partnership to deliver the specified security and thereby creates a liability to repurchase the security in the market at prevailing prices. Accordingly, these transactions result in off-balance sheet risk as the Partnership's ultimate obligation to satisfy the sale of securities sold, not yet purchased, may exceed the amount recognized in the statement of assets, liabilities and partners' capital.



                             Panther Partners, L.P.
                             (a limited partnership)

                    Notes to Financial Statements (continued)

4.  Financial Instruments with Off-Balance Sheet Risk or
     Concentrations of Credit Risk (continued)

At December 31, 1995, the Partnership had outstanding forward exchange contracts, both to purchase and sell foreign currencies, commodities and other instruments, as follows:


                                  Foreign Currency Forward Buy and Sell Contracts

            Foreign
          Denominated                                                                                       Unrealized
            Amount             Contract                               Commitment       Market Value         Gain (Loss)
-----------------------------------------------------------------------------------------------------------------------
                         Buy Contracts
          3,752,018      British Pound Exp. 3/20/96                $   5,777,421       $  5,815,712       $    38,291
             96,523      Canadian Dollar Exp. 3/20/96                     70,176             70,779               603
         27,990,500      Deutsche Mark Exp. 1/3/96 and 3/20/96        19,580,523         19,559,068           (21,455)
         15,719,236      French Franc Exp. 3/20/96                     3,173,199          3,208,626            35,427
         32,258,000      Hong Kong Dollar Exp. 1/16/96, 3/8/96
                           and 3/20/96                                 4,169,315          4,170,723             1,408
     60,415,000,000      Indonesian Rupiah Exp. 6/26/96 and 7/5/96    24,806,990         24,641,180          (165,810)
            938,548      Irish Punt Exp. 3/20/96                       1,498,628          1,499,706             1,078
      5,599,465,711      Italian Lira Exp. 3/20/96                     3,471,783          3,491,858            20,075
     16,646,013,412      Japanese Yen Exp. 3/21/96                   166,156,323        162,929,454        (3,226,869)
         17,060,858      Netherlands Guilder Exp. 3/20/96             10,658,670         10,665,555             6,885
         10,842,000      Norwegian Krone Exp. 3/20/96                  1,706,258          1,712,174             5,916
      1,214,400,000      Spanish Peseta Exp. 3/20/96                   9,924,244          9,903,947           (20,297)
         35,848,786      Swedish Krona Exp. 3/20/96                    5,338,623          5,368,068            29,445
          8,385,416      Swiss Franc Exp. 3/20/96                      7,301,166          7,321,235            20,069
                                                                   --------------------------------------------------
                         Total buy contracts                         263,633,319        260,358,085        (3,275,234)
                                                                   ---------------------------------------------------


                         Sell Contracts
        (12,606,782)     Australian Dollar Exp. 3/20/96               (9,312,427)        (9,322,015)           (9,588)
        (12,936,821)     British Pound Exp. 3/20/96                  (19,890,654)       (20,052,360)         (161,706)
        (10,628,667)     Canadian Dollar Exp. 3/20/96                 (7,718,008)        (7,793,865)          (75,857)
        (46,997,471)     Deutsche Mark Exp. 1/3/96 and 3/20/96       (32,878,657)       (32,843,534)           35,123
        (37,992,346)     French Franc Exp. 3/20/96                    (7,729,601)        (7,755,035)          (25,434)
        (49,190,269)     Hong Kong Dollar Exp. 1/18/96, 2/22/96
                           and 3/20/96                                (6,358,840)        (6,359,653)             (813)
    (60,415,000,000)     Indonesian Rupiah Exp. 6/26/96 and 7/5/96   (24,773,995)       (24,641,180)          132,815
         (5,072,077)     Irish Punt Exp. 3/20/96                      (8,084,891)        (8,104,672)          (19,781)
     (4,889,508,982)     Japanese Yen Exp. 3/21/96                   (48,384,092)       (47,858,007)          526,085
           (590,190)     Netherlands Guilder Exp. 3/20/96               (369,445)          (368,956)              489



                                              Panther Partners, L.P.
                                              (a limited partnership)

                                     Notes to Financial Statements (continued)

4.  Financial Instruments with Off-Balance Sheet Risk or
    Concentrations of Credit Risk (continued)

                            Foreign Currency Forward Buy and Sell Contracts (continued)
            Foreign
        Denominated                                                                                          Unrealized
           Amount              Contract                               Commitment         Market Value       Gain (Loss)
-----------------------------------------------------------------------------------------------------------------------
                         Sell Contracts (continued)
           (141,016)     New Zealand Dollar Exp. 3/20/96          $      (91,378)     $     (91,496)      $      (118)
       (169,307,463)     Norwegian Krone Exp. 3/20/96                (26,683,564)       (26,737,120)          (53,556)
         (7,890,000)     South African Rand Exp. 3/20/96              (2,104,561)        (2,121,950)          (17,389)
       (471,391,052)     Spanish Peseta Exp. 3/20/96                  (3,817,936)        (3,844,394)          (26,458)
       (129,205,974)     Swedish Krona Exp. 3/20/96                  (19,427,452)       (19,347,554)           79,898
        (27,458,221)     Swiss Franc Exp. 3/20/96                    (24,055,468)       (23,973,535)           81,933
                                                                 ----------------------------------------------------
                         Total sell contracts                       (241,680,969)      (241,215,326)          465,643
                                                                  ---------------------------------------------------
                         Net currencies                           $   21,952,350      $  19,142,759       $(2,809,591)
                                                                  ====================================================



                                            Commodity Forward Contracts

         Number of                                                                                         Unrealized
         Contracts            Contract                               Commitment       Market Value         Gain (Loss)
-----------------------------------------------------------------------------------------------------------------------

                         Buy Contracts
            1            Corn Str. 3.225 Exp.  2/9/96                 $ 1,025,914       $ 1,145,450         $ 119,536
            1            Rhodium Str. 263.75 Exp. 3/28/96                 590,009           522,720           (67,289)
                                                                      ------------------------------------------------
                         Total commodities                            $ 1,615,923       $ 1,668,170         $   52,247
                                                                      ================================================



                                                  Other Contracts

         Number of                                                                                         Unrealized
         Contracts            Contract                                                   Market Value      Gain (Loss)
-----------------------------------------------------------------------------------------------------------------------
                         Buy Contracts
          141            Euro Dollar Future Exp. 3/18/96                                    $94,251           $94,251
          225            German Bond Str. 92.25 Exp. 2/22/96                                (11,669)          (11,669)
            1            Korea Mobile Telecom Equity Swap                                    68,014            68,014
            1            Salomon Brothers Equity Basket Swap                                (84,375)          (84,375)
            1            Taiwan Weighted Index Swap Str. 4828.78,
                           Exp. 2/17/96                                                      26,741            26,741
                                                                                             ------------------------
                         Total other contracts                                              $92,962           $92,962
                                                                                            =========================


                             Panther Partners, L.P.
                             (a limited partnership)

                    Notes to Financial Statements (continued)

4.  Financial Instruments with Off-Balance Sheet Risk or
     Concentrations of Credit Risk (continued)

The net unrealized loss of $2,664,382 is included in the statement of assets, liabilities and partners' capital in due from brokers of $717,783 and due to brokers of $3,382,165. The contract amounts of these instruments reflect the Partnership's extent of involvement in the particular class of financial instruments and do not represent the Partnership's risk of loss due to counterparty nonperformance. The Partnership's exposure to credit risk associated with counterparty nonperformance on forward contracts is limited to the unrealized gains inherent in such contracts that are recognized in the Partnership's statement of assets, liabilities and partners' capital. The settlement of these transactions is not expected to have a material effect upon the Partnership's statement of assets, liabilities and partners' capital. The Partnership seeks to reduce its exposure to credit risk associated with counterparty nonperformance on options by obtaining collateral where possible.

Options purchased provide for cash settlement and require the payment of a premium, or a percentage thereof, in exchange for the right to receive the market movement on the underlying security or basket of instruments. Risk of loss is limited to the premiums as reflected in the statement of assets, liabilities and partners' capital.

A summary of open contract or notional amounts (in millions) at December 31, 1995 is as follows:

                                      Purchases         Sales
                                      -----------------------
     Commodity Options                 $   88              -
     Equity and Future Options            333             $3
     Fixed Income Options               3,047              -
     Foreign Exchange Options             890              -

The Partnership's principal trading activities are primarily with brokers and other financial institutions with a concentration in North America, Europe and Asia. The Partnership is subject to the risk of restrictions imposed by foreign governments on repatriation of cash and to political or economic uncertainties.

The Partnership's assets are primarily held with a trust company.




                             Panther Partners, L.P.
                             (a limited partnership)

                    Notes to Financial Statements (continued)

5.  Financial Instruments Held or Issued for Trading Purposes

The Partnership maintains positions in a variety of financial instruments. The following table summarizes the components of gain from investment transactions:

                                                     Net Gains
                                                     (Losses)
                                                     for 1995
                                                     ---------
     Equity activities                             $40,332,583
     Foreign Exchange activities                    23,567,502
     U.S. Dollar activities                          1,633,563
     Fixed Income activities                          (551,209)
     Commodity activities                           (8,608,568)
                                                   -----------
     Gain from investment transactions             $56,373,871
                                                   ===========


The following table presents the year-end values of derivative financial instruments and the average values during the year of those instruments:

                                   Value at                 Average
                                December 31,               Value for
                                   1995                       1995
                                ------------------------------------
     Assets:

       Fixed Income             $64,047,484               $21,019,195
       Equities                  49,201,237                56,255,316
       U.S. Dollar               37,922,211                23,601,626
       Commodities               28,407,000                29,798,108

     Liabilities:
       Equities               -                               111,361
       Foreign Exchange       -                             1,694,054





                                              Panther Partners, L.P.
                                              (a limited partnership)

                                     Notes to Financial Statements (continued)

6.  Short-term Borrowings

The Partnership has short-term borrowings that are collateralized by securities held by a trust company. The borrowings bear interest at fluctuating rates primarily based on brokers' call and federal funds for U.S. dollar denominated borrowings, and varying currency specific London Interbank Offered Rates for foreign currency denominated borrowings.

At December 31, 1995, the Partnership had approximately $49,157,000 of unused lines of credit, which provide for additional short-term borrowings at the interest rates discussed above.

7.  Selected Financial Ratios

The following represents the ratios to average net assets for the period:

                                                                                                     March 1, 1992
                                                                                                   (Commencement of
                                                       Year Ended December 31                       Operations) to
                                                  1995             1994              1993         December 31, 1992
                                               ----------------------------------------------------------------------

     Investment loss                             (2.34)%           (1.35)%          (1.06)%             (1.68)
     Operating expenses                           1.08              1.09             1.24                1.00
     Interest and dividends on securities
       sold, not yet purchased                    2.74              1.80             1.45                2.53
     Total expenses                               3.82              2.89             2.69                3.53
     Portfolio turnover                         441.79            289.85           203.56              216.17
     Total return *                              10.60            (18.90)           70.67                5.93


* Total return assumes a purchase of a Partnership interest on the first day and a sale of the Partnership interest on the last day of the periods noted, before special allocation to General Partner, if any.

8.  Subsequent Events

Effective January 1, 1996, the Partnership repurchased limited partner interests of approximately $134,000,000 as part of a tender offer and distributed approximately $1,487,000 in partner authorized distributions under the Agreement. The Partnership also received capital contributions of approximately $9,370,000.

Effective February 1, 1996, the Partnership repurchased limited and general partner interests of approximately $22,729,000 and $4,487,000, respectively, as part of a tender offer.


                                                Panther Partners, L.P.
                                               (a limited partnership)

                                          Schedule of Portfolio Investments
                                                  December 31, 1995


        Shares                   Security Description                               Value
----------------------------------------------------------------------------------------------
                         Common Stocks-62.24%
                         Automotive/Trucking-0.01%
                         Foreign:

             8,000         Nissan Motor Co. Ltd.                           $            61,354
                                                                           -------------------
                                                                                        61,354
                                                                           -------------------
                         Banks/Finance-8.49%
                         Domestic:
            12,500         Astoria Financial Corp.                                     570,312
            74,000         Capital One Financial Corp.                               1,766,750
             1,900         Citicorp                                                    127,775
            52,020         First Federal Financial Corp.                               734,782
           146,344         First Financial Fund Inc.                                 1,811,007
            27,400         First Interstate Bancorp                                  3,740,100
            47,484         First Republic Bancorp                                      623,227
            47,100         First USA Inc.                                            2,090,062
               700         Household International Inc.                                 41,387
           105,010         Resource Bancshares Mortgage Group Inc.                   1,496,392
            90,900         Sei Corp.                                                 1,977,075
           138,600         United Asset Management Corp.                             5,318,775
             2,200         Wells Fargo & Co.                                           475,200
                         Foreign:
         1,099,740         Barclays PLC ADR                                         12,621,353
            49,000         Long Term Credit Bank of Japan                              417,021
            59,000         Nichiei Co. Ltd.                                          4,393,617
           513,700         Westpac Banking Corporation                               2,272,358
                                                                           -------------------
                                                                                    40,477,193

                         Chemicals-1.31%
                         Domestic:
            11,400         Hercules Inc.                                               642,675
            45,700         Monsanto Co.                                              5,598,250
                                                                           -------------------
                                                                                     6,240,925
                                                                           -------------------
                         Consumer Products-3.69%
                         Domestic:
             6,200         Mattel Inc.                                                 190,650
            42,400         Philip Morris Companies Inc.                              3,837,200



                                                Panther Partners, L.P.
                                               (a limited partnership)

                                    Schedule of Portfolio Investments (continued)
                                                  December 31, 1995

        Shares                            Security Description                       Value
----------------------------------------------------------------------------------------------

                         Common Stocks-62.24% (continued)
                         Consumer Products-3.69% (continued)
                         Foreign:
             3,000         Asahi Breweries Ord.                            $            35,396
            72,105         Bic Corp.                                                 7,320,006
           106,000         Kao Corp.                                                 1,312,186
           181,600         Kimberly Clark De Mexico - A                              2,752,384
             2,000         Sega Enterprises                                            110,251
         2,110,900         Waterford Wedgewood                                       2,023,298
                                                                           -------------------
                                                                                    17,581,371

                         Cyclicals-3.42%
                         Domestic:
               600         Ionics Inc.                                                  26,100
            22,600         Cummins Engine Co., Inc.                                    836,200
           266,699         Mark IV Industries                                        5,267,305
            20,300         Owens-Corning Fiberglas Corp.                               910,962
             3,569         Pullman Co.                                                  32,121
            81,000         Sealed Air Corp.                                          2,278,125
           155,000         Xtra Corp.                                                6,587,500
                         Foreign:
             1,882         Compagnie Generale                                          371,374
                                                                           -------------------
                                                                                    16,309,687

                         Energy-3.90%
                         Domestic:
            13,400         Tosco Corp.                                                 510,875
            10,600         Ultramar Corp.                                              272,950
           105,100         Valero Energy Corp.                                       2,574,950
                         Foreign:
                 1         Chernogorneft                                                63,500
           212,300         Frontline "Free"                                            559,846
           189,323         Helikopter Service AS                                     2,314,900
            53,000         Nippon Oil Company Ltd.                                     332,147
            46,000         Mitsubishi Oil Company                                      407,950
           668,960         Transocean NOK 5 Ord.                                    11,556,903
                                                                           -------------------
                                                                                    18,594,021
                                                                           -------------------



                                                Panther Partners, L.P.
                                               (a limited partnership)

                                    Schedule of Portfolio Investments (continued)
                                                  December 31, 1995

        Shares                       Security Description                           Value
----------------------------------------------------------------------------------------------

                         Common Stocks-62.24% (continued)
                         Entertainment-4.73%

                         Domestic:
               200         Carnival Corp.                                  $             4,875
           406,025         Gtech Holdings Corporation                               10,556,650
           493,700         Harrah's Entertainment Inc.                              11,972,225
                                                                           -------------------
                                                                                    22,533,750
                                                                           -------------------
                         Funds-4.47%
                         Foreign:
           149,000         Daehan Prime Equity Trust                                 1,465,221
            38,887         Framlington Russian Investment Fund                         375,648
           156,700         India Magnum Fund Class "A"                               6,894,800
           119,300         India Magnum Fund Class "B"                               5,249,200
           239,698         Korea Magnum Trust                                        5,391,892
            68,985         Maritime Investment Fund Ltd. Ord. "144A"                   729,217
            93,000         The India Growth Fund Inc.                                1,197,375
                                                                           -------------------
                                                                                    21,303,353
                                                                           -------------------
                         Health Care-3.09%
                         Domestic:
            82,000         Baxter International Inc.                                 3,433,750
            11,500         Cytel Corp.                                                  70,438
            30,900         Foundation Health Corp.                                   1,328,700
            18,300         Genzyme Corp.                                             1,141,462
            15,100         Guidant Corp.                                               637,975
            15,300         Neopath Inc.                                                355,725
                         Foreign:
           194,430         Astra Ab Shares A-F                                       7,764,074
                                                                           -------------------
                                                                                    14,732,124
                                                                           -------------------
                         Insurance-7.28%
                         Domestic:
           108,000         Aon Corp.                                                 5,386,500
            87,300         Delphi Financial Group Inc.                               1,855,125
           135,800         Integon Corp.                                             2,800,875
            54,100         Partnerre Holdings Inc.                                   1,487,750




                                                Panther Partners, L.P.
                                               (a limited partnership)

                                    Schedule of Portfolio Investments (continued)
                                                  December 31, 1995
        Shares                    Security Description                               Value
----------------------------------------------------------------------------------------------

                         Common Stocks-62.24% (continued)
                         Insurance-7.28% (continued)
                         Foreign:
               225         Swiss Reinsurance Swiss Reg. Shares CHF         $           261,428
         4,149,411         Uni Storebrand Bundna A                                  22,912,987
                                                                           -------------------
                                                                                    34,704,665
                                                                           -------------------
                         Media-0.60%
                         Domestic:
            60,200         Viacom Inc.                                               2,851,975
                                                                           -------------------
                                                                                     2,851,975
                                                                           -------------------
                         Metals-0.46%
                         Domestic:
            37,600         Gold Reserve Corp.                                          211,500
                         Foreign:
           109,600         Impala Platinum Holdings ADR                              1,999,835
                                                                           -------------------
                                                                                     2,211,335
                                                                           -------------------
                         Miscellaneous Services-0.29%
                         Domestic:
             6,300         Ogden Corp.                                                 134,663
                         Foreign:
            31,000         Misumi Corporation                                        1,160,251
             1,000         Secom Co.                                                    69,439
                                                                           -------------------
                                                                                     1,364,353
                                                                           -------------------
                         Paper-6.38%
                         Domestic:
            15,400         Bowater Inc.                                                546,700
            13,100         Georgia-Pacific Corp.                                       898,987
                         Foreign:
           827,500         Abitibi Price Inc.                                       11,998,751
           468,500         Asia Pulp & Paper Co. Ltd. ADR                            3,806,563
         3,120,340         Jefferson Smurfit Group PLC                               7,377,420
           135,390         Mo Och Domsjoe AB-B                                       5,773,691
                                                                           -------------------
                                                                                    30,402,112
                                                                           -------------------
                         Real Estate-0.70%
                         Domestic:
           100,500         Tucker Properties                                          879,375


                                                Panther Partners, L.P.
                                               (a limited partnership)

                                    Schedule of Portfolio Investments (continued)
                                                  December 31, 1995

        Shares                      Security Description                          Value
----------------------------------------------------------------------------------------------

                         Common Stocks-62.24% (continued)
                         Real Estate-0.70% (continued)
                         Foreign:
           839,800         Great Eagle Holdings Ltd.                       $         2,172,271
           379,500         JCG Holdings LTD HKD. 10 Ord.                               277,312
                                                                           -------------------
                                                                                     3,328,958
                                                                           -------------------
                         Retail-2.91%
                         Domestic:
             3,500         Autozone Inc.                                               101,063
            53,500         Circuit City Stores Inc.                                  1,477,938
            21,100         Dollar General                                              437,825
             2,900         Fastenal Co.                                                122,525
             6,140         Kohls Corp.                                                 322,350
             2,300         Longs Drug Stores Corp.                                     110,113
           157,500         Penn Traffic Co.                                          2,362,500
            23,800         Sunglass Hut International                                  565,250
            81,400         United Retail Group Inc.                                    356,125
            77,900         Vons Companies Inc.                                       2,200,675
             3,900         Waban Inc.                                                   73,125
                         Foreign:
            22,000         Daiei Inc.                                                  265,957
         5,168,000         Giordano International Ord. Holdings                      4,411,381
             7,000         Nichiei Co. Ltd.                                             92,746
           114,000         Toho Store                                                  975,725
                                                                           -------------------
                                                                                    13,875,298
                                                                           -------------------
                         Shipping-2.92%
                         Domestic:
            64,600         Teekay Shipping Corp.                                     1,526,175
                         Foreign:
           192,000         Bergesen D.Y. A-Aksjer Ord.                               3,816,796
            85,300         Bergesen D.Y. B-Aksjer Ord.                               1,668,776
           553,689         Bona Shipholding Ord. "144A"                              5,536,890
           117,300         First Olsen Tankers Ltd.                                    777,275
           129,640         Western Bulk Shipping AS                                    593,149
                                                                           -------------------
                                                                                    13,919,061
                                                                           -------------------


                                                Panther Partners, L.P.
                                               (a limited partnership)

                                    Schedule of Portfolio Investments (continued)
                                                  December 31, 1995
        Shares                      Security Description                           Value
----------------------------------------------------------------------------------------------

                         Common Stocks-62.24% (continued)
                         Technology-1.24%
                         Domestic:
             4,700         Cisco Systems                                    $           350,737
             9,000         Intel Corp.                                                  510,750
            22,500         Maxim Integrated Products Inc.                               866,250
            63,800         Seagate Technology Inc.                                    3,030,500
            24,100         Sun Microsystems Inc.                                      1,099,562
               200         Symbol Technologies Inc.                                       7,900
                         Foreign:
             4,000         Hosiden Electronics                                           34,429
             3,000         Nippon Sharyo Seizo Kaisha                                    28,868
                                                                            -------------------
                                                                                      5,928,996
                                                                            -------------------
                         Telecommunications-4.83%
                         Domestic:
             6,800         Adelphia Communications - Class A                             47,600
            47,300         Loral Corp.                                                1,673,237
                         Foreign:
            16,629         Korea Mobile Telecom                                      19,121,956
                28         Rostelecom "144A"                                          1,330,000
            26,900         Telefonos De Mexico Series "L" ADR                           857,438
                                                                            -------------------
                                                                                     23,030,231
                                                                            -------------------
                         Transportation-1.52%
                         Domestic:
            13,000         AMR Corp.                                                    965,250
                         Foreign:
           307,400         Canadian National Railway Installment Receipts             4,611,000
               398         KLM Royal Dutch Airlines                                      14,030
            46,743         Konin Luchvaart Mij Royal Dutch Air                        1,640,513
                                                                            -------------------
                                                                                      7,230,793
                                                                            -------------------

                         Total Common Stocks (Cost $246,933,577)            $       296,681,555
                                                                            ===================



                                                Panther Partners, L.P.
                                               (a limited partnership)

                                    Schedule of Portfolio Investments (continued)
                                                  December 31, 1995

        Shares                  Security Description                                                Value
---------------------------------------------------------------------------------------------------------------
                         Preferred Stocks-0.13%
                         Domestic:
            35,900         Prime Retail Cumulative  Part. Stk. 8.5%                          $           637,225
                                                                                             -------------------
                           Total Preferred Stocks (Cost $813,800)                            $           637,225
                                                                                             ===================


    Face Amount

                         Bonds and Loans-0.67%
                         Foreign:
           485,000         Ecuador PDI Float Rate  2/28/15                                   $           166,174
         2,116,000         Ecuador PDI Escrow                                                            724,997
         3,134,000         Panamanian Gov't. Loan USD Due 9/30/97                                      2,286,253
                                                                                             -------------------
                         Total Bonds and Loans (Cost $2,705,029)                             $         3,177,424
                                                                                             ===================


    Contracts
    ---------
                         Options 31.29%
                         Calls-10.61%
                         Domestic:
             4,501         Aluminum Calls Str. 1350-1375, Exp. 4/3/96-5/13/96                $         1,538,491
            38,626         Palladium Calls Str. 110-115, Exp. 2/27/96-2/28/96                            565,438
            41,824         Platinum Calls Str. 330-346, Exp. 3/27/96-3/28/96                           2,867,876
                 1         U.S. Treasury Calls Str. 102.97, Exp. 4/3/96                                  863,130
             9,855         Zinc Calls Str. 600-780, Exp. 4/15/96-9/16/96                               3,395,197
                         Foreign:
                 2         German Bond Calls Str. 100.16-108.19,
                              Exp. 11/1/96                                                             2,932,196
                 2         U.S. Dollar  Call/Deutsche Mark Put Str.
                               1.33-1.4737, Exp. 1/16/96- 2/14/96                                      1,572,513
                 1         U.S. Dollar Call/French Franc Put Str. 4.3,
                              Exp. 3/18/96                                                            10,435,759
                13         U.S. Dollar Call/Japanese Yen Put Str. 94-102.5,
                              Exp. 1/4/96-12/13/96                                                    22,938,788
                 1         U.S. Dollar Call/Swedish Krona Put Str. 6.12,
                              Exp. 1/16/96                                                             3,452,980
                                                                                             -------------------
                                                                                                      50,562,368
                                                                                             -------------------

                                                Panther Partners, L.P.
                                               (a limited partnership)

                                    Schedule of Portfolio Investments (continued)
                                                  December 31, 1995

        Contracts                  Security Description                                                Value
---------------------------------------------------------------------------------------------------------------

                         Options 31.29% (continued)
                         Puts-20.68%
                         Domestic:
            13,653         Copper Puts Str. 3250-4000, Exp. 4/15/96-12/16/96                 $        14,910,948
                 1         Crude-Oil Spread Put  Str. 2.7, Exp. 5/1/96                                 3,052,000
                94         Hightech Index Put Str. 337.79, Exp. 3/1/96                                   206,988
               141         Eurodollar Future Put Str. 94 Exp. 3/18/96                                      3,525
             1,300         S&P 600 Put, Exp. 3/15/96                                                     861,250
                         Foreign:
               524         Eurostyle Copper Put Str. 3175-3500,
                              Exp. 9/4/96-10/14/96                                                       408,880
                 1         German Bond Put Str. 100, Exp. 6/13/96                                         -
                 4         German Unity Fund Put Str. 100-108.67,
                              Exp. 6/13/96                                                                -
             2,000         Global Index Str. 77.0269, Exp. 12/28/96                                    1,037,640
             2,000         Global Macro Exp. 12/28/96                                                 26,245,960
                 1         International Equity Basket Put, Exp. 1/5/96                               26,427,590
             2,000         Equity Basket Index, Exp. 12/28/96                                         20,368,440
                 1         U.S. Dollar Put/Australian Dollar Call Str. 0.68,
                              Exp. 1/16/96                                                             5,078,645
                                                                                             -------------------
                                                                                                      98,601,866
                                                                                             -------------------

                         Total Options (Cost $142,759,527)                                   $       149,164,234
                                                                                             ===================


                         Other Options 7.14%
                         Puts-7.14%
                         Domestic:
                 2         U.S. Fixed Income Str. 5.77, Exp. 10/11/96                        $         1,598,068
                         Foreign:
                35         German Fixed Income Str. 4.695-7.82,
                               Exp. 5/15/96-12/15/99                                                  29,686,508
                 5         Japanese Fixed Income Str 3.53-3.7,
                               Exp. 3/4/96-2/28/06                                                     2,733,298
                                                                                             -------------------
                         Total Other Options (Cost $22,073,211)                              $        34,017,874
                                                                                             ===================


                                                Panther Partners, L.P.
                                               (a limited partnership)

                                    Schedule of Portfolio Investments (continued)
                                                  December 31, 1995

       Face Amount                  Security Description                                                Value
---------------------------------------------------------------------------------------------------------------
                         Short-Term Investments-7.96%
                         Domestic:
        11,000,000         U.S. T-Bill Due 1/11/96                                           $        10,987,686
        27,000,000         U.S. T-Bill  Due 3/28/96                                                   26,934,525
                                                                                             -------------------
                         Total Short-Term Investments (Cost $37,629,806)                     $        37,922,211
                                                                                             ===================

            Shares

                         Other Investments-0.02%
                         Rights And Warrants-0.02%
                         Domestic:
            18,850         Gold Reserve Purchase Wts. 3/15/96                                $           103,207
                         Foreign:
            51,323         Cia Cervejaria Brahma Wts., Conv. Ord.,
                              Exp. 9/30/96                                                                 1,574
           657,922         Cia Cervejaria Brahma Pfd. Wts., Exp. 9/30/96                                  17,093
                                                                                             -------------------
                         Total Other Investments (Cost $150,634)                             $           121,874
                                                                                             ===================



                         Total Investments (Cost $453,065,584) - 109.45%                     $       521,722,397
                         Liabilities, Less Other Assets - 9.45%                                      (45,054,926)
                                                                                             --------------------
                         Net Assets-100%                                                     $       476,667,471
                                                                                             ===================










                                                Panther Partners, L.P.
                                               (a limited partnership)

                                    Schedule of Securities Sold, Not Yet Purchased
                                                  December 31, 1995

        Shares                  Security Description                                                Value
---------------------------------------------------------------------------------------------------------------

                         Domestic:
            25,900         Mercury Finance Co.                                               $           343,175
             1,900         Sunglass Hut International                                                     45,125
                         Foreign:
            49,000         Chuo Trust & Banking                                                          473,887
             1,580         Grupo Financiero Bancomer Ser. B ADR                                            8,846
               600         Grupo Financiero Serfin ADR                                                     2,025
               100         Nippon Credit Bank                                                                458
                                                                                             -------------------
                         Total Short Common Stock
                         (Proceeds $793,287)                                                 $           873,516
                                                                                             ===================

     Contracts
     ---------
                         Options
                         Calls
                         Domestic:

                94         Hightech Index Calls Str. 337.79, Exp. 3/1/96                     $          -
                                                                                             -------------------

                         Total Options (Proceeds $147,016)                                   $          -
                                                                                             ===================

                         Total Short Securities (Proceeds $940,303)                         $           873,516
                                                                                             ===================









                   Affirmation of the Commodity Pool Operator

IN WITNESS WHEREOF, the undersigned has made and signed this document as of the 22nd day of February, 1996, and affirms that to the best of his knowledge and belief, the information contained in this document is accurate and complete.

                     PANTHER MANAGEMENT COMPANY, L.P.

                     Corporate General Partner and Commodity Pool
                     Operator of Panther Partners, L.P.

                     By:  PANTHER MANAGEMENT CORPORATION

                          Sole General Partner

                                By:  /s/ Nolan Atlman
                                     ----------------
                                     Nolan Altman
                                     Chief Financial Officer


                             PANTHER PARTNERS, L.P.

           --------------------------------------------------------


                                  Annual Report

                                       and

                              Financial Statements

                               For the Year Ended
                               31st December, 1994

           --------------------------------------------------------

                This report has been prepared for the information
                of partners of Panther Partners, L.P. and is not
              authorized for distribution to prospective investors
                  unless preceded or accompanied by the current
             Private Placement Memorandum of Panther Partners, L.P.


            A claim of exemption under Regulation ss.4.12(b)(2)(iii)
                has been filed with the Commodity Futures Trading
                      Commission for Panther Partners, L.P.






------------------------------------------------------------------------------
                                MANAGEMENT

------------------------------------------------------------------------------

Individual General Partners

         *H. Winston Holt, IV
                  Managing Director
                  Panther Management Company, L.P.

         *Steven C. Olson
                  Treasurer
                  Panther Management Company, L.P.

         Dr. George H. Pollock
                  Professor of Psychiatry and Behavioral Sciences
                  Northwestern University Medical School

         Peter L. Shea
                  Managing Director
                  Hydrocarbon Energy, Inc.

         John A. Stout
                  Managing Director
                  Pointer Management Company

Corporate General Partner

         Panther Management Company, L.P.
         101 Park Avenue
         New York, New York 10178
         (212) 984-2500

----------------------------

* Affiliated with Panther Management Company, L.P., the Corporate General Partner of Panther Partners, L.P.

------------------------------------------------------------------------------
                                 THE FUND
------------------------------------------------------------------------------

Panther Partners, L.P. (the "Fund") is a closed-end, non-diversified management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended. The Fund commenced operations on March 1, 1992. Interests in the Fund have been offered to eligible investors in private placements and are subject to restrictions on transfer.

The Fund's investment objective is to maximize total return primarily through investing and trading in securities of both U.S. and foreign issuers. The Fund uses its capital primarily to (i) purchase equity and debt securities (some of which may be of a speculative nature or which at the time of their acquisition may be restricted as to their transferability or disposition thereof), (ii) sell securities short, (iii) purchase and sell commodity futures contracts and commodity options contracts for hedging purposes and other purposes that are incidental to its securities investing and trading activities, and purchase and sell currency forward contracts and (iv) purchase and sell options contracts, including put and call options written by the Fund or by others and "synthetic" options, on securities, stock market indices and foreign currencies. The Fund may borrow money from brokerage firms and banks to enable it to buy securities.

Ultimate responsibility over the affairs of the Fund is vested in five individual general partners (the "Individual General Partners"), who exercise the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the directors of a registered investment company organized as a corporation. Investment advisory services are provided to the Fund by Panther Management Corporation, which is also responsible for the day-to-day management and administration of the Fund.

Panther Management Company, L.P. (the "Corporate General Partner") receives from the Fund monthly advisory fees at an annual rate equal to one and one-half percent of the first $10,000,000 of the Fund's net assets, one percent of the next $10,000,000 of the Fund's net assets and three quarters of one percent of the Fund's net assets in excess of $20,000,000.

So long as the Corporate General Partner provides advisory services to the Fund, at the end of the initial twelve month period during which a limited partner will have been a partner of the Fund, and generally at the end of each fiscal year thereafter, a performance allocation of 15 percent of the net profit which has been credited to the capital account of such limited partner during such period shall be transferred from such limited partner's capital account to the capital account of the Corporate General Partner. The performance allocation is charged to any limited partner only to the extent that cumulative net profit with respect to such limited partner through the close of any period exceeds the highest level of cumulative net profits with respect to such limited partner through the close of any prior period. The Corporate General Partner has notified the limited partners of the Fund that it has waived such performance allocations for years 1992, 1993 and fiscal 1994, but only with respect to capital invested in the Fund as of July 1, 1992. Any capital subject to such waiver is also not subject to the requirement that cumulative net losses incurred in 1992, 1993, or 1994 with respect to such capital need to be recovered before a performance allocation may be charged with respect to such capital following the expiration of the waiver.

The Fund bears all expenses incurred for or in connection with portfolio transactions, including brokerage commissions, custodial fees, withholding and transfer taxes, governmental fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short and research fees including costs of news services, quotation equipment and related hardware and software, as well as legal fees, organization and registration expenses, expenses of meetings of partners of the Fund or any other expenses as may be approved from time to time by the Individual General Partners.

The Corporate General Partner bears certain direct and indirect costs of the Fund's operations, including expenses incurred for the Fund for office space, support services and telecommunications, accounting fees and expenses of meetings of the Individual General Partners. The Corporate General Partner may receive certain services including hardware, software, data bases and other news, technical and telecommunications services and equipment utilized in the investment management process from brokers selected by the Corporate General Partner to execute portfolio transactions for the Fund.

------------------------------------------------------------------------------
                        1994 INVESTMENT PERFORMANCE

------------------------------------------------------------------------------


The net performance for the Fund for the 1994 calendar year was down 18.9% compared to the 1.32% return for the S&P 500 with income for the same period. The Fund's performance was derived from non-equity investments and global stock markets.


------------------------------------------------------------------------------
                      DISTRIBUTION REINVESTMENT PLAN

------------------------------------------------------------------------------

After the end of each fiscal year, each partner of the Fund is entitled to receive a distribution equal to the entire amount of net profit (including unrealized appreciation) allocated and credited to such partner's capital account during such fiscal year (reduced ratably to the extent the Fund deems advisable in order to preserve funds for the efficient operation of the Fund). Each partner is entitled to make an election by written notice at the time of such partner's initial subscription whether to reinvest such distributions or to receive such distributions. Distributions will not be reinvested in the Fund automatically. Any election made by a partner to reinvest distributions may be changed with respect to future years by such partner upon written notice to the Corporate General Partner more than 30 days prior to the end of any such year. Any partner which by proper written notice to the Corporate General Partner cancels an election to reinvest distributions will thereafter receive distributions as set forth below. The Fund may determine to permit reinvestment by each partner of a portion of distributions and if so will provide to partners the opportunity to make an appropriate reinvestment election. Profit reinvested by any partner will not be distributable in subsequent years. In the discretion of the Corporate General Partner, distributions may be paid in part or in whole in cash or securities of equivalent value. At least 90 percent of any distribution will be made within 90 days after the end of such fiscal year and the balance of such distribution will be made within 120 days after the end of such fiscal year.

Participation in the distribution reinvestment plan will not affect the U.S. federal income tax consequences to each partner of an investment in the Fund, which is described in the Private Placement Memorandum of the Fund, but partners which elect to reinvest distributions should be aware that they will not receive in cash or securities of equivalent value economic profits for each year even if they incur U.S. federal income taxes on items of net income and realized gain in such year. There are no fees, commissions or expenses chargeable to partners in connection with reinvestment of distributions.



                              Financial Statements

                             Panther Partners, L.P.
                             (a limited partnership)

                          Year ended December 31, 1994
                       with Report of Independent Auditors





                             Panther Partners, L.P.
                             (a limited partnership)

                              Financial Statements

                          Year ended December 31, 1994

                                    Contents

Report of Independent Auditors..........................................    1

Statement of Assets, Liabilities and Partners' Capital..................    2
Statement of Operations and Special Allocation..........................    3
Statement of Changes in Partners' Capital--Net Assets...................    4
Statement of Cash Flows.................................................    5
Notes to Financial Statements...........................................    6
Schedule of Portfolio Investments.......................................   15
Schedule of Securities Sold, Not Yet Purchased..........................   26
Affirmation of the Commodity Pool Operator..............................   28


                         Report of Independent Auditors

To the Partners of
Panther Partners, L.P.

We have audited the accompanying statement of assets, liabilities and partners' capital of Panther Partners, L.P., including the schedules of portfolio investments and securities sold, not yet purchased as of December 31, 1994, and the related statements of operations and special allocation and cash flows for the year then ended, the statement of changes in partners' capital--net assets for each of the two years in the period then ended and the selected financial ratios for each of the periods indicated therein. These financial statements and selected financial ratios are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and selected financial ratios based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and selected financial ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1994 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the selected financial ratios referred to above present fairly, in all material respects, the financial position of Panther Partners, L.P. at December 31, 1994, the results of its operations and special allocation and cash flows for the year then ended, changes in partners' capital--net assets for each of the two years in the period then ended, and the selected financial ratios for the indicated periods, in conformity with generally accepted accounting principles.

February 15, 1995

                                             /s/ ERNST & YOUNG LLP



                             Panther Partners, L.P.
                             (a limited partnership)

             Statement of Assets, Liabilities and Partners' Capital

                                December 31, 1994

Assets

Investments in securities--at market (cost--$547,754,313)        $ 586,258,412
Due from brokers                                                    21,008,923
Organizational costs (net of accumulated amortization
   of $425,809)                                                        325,619
Other assets                                                           924,170
                                                                 -------------
Total assets                                                       608,517,124
                                                                 -------------

Liabilities

Collateral payable                                                  30,909,600
Short-term borrowings                                               65,024,833
Securities sold, not yet purchased--at market
   (proceeds of sales--$15,486,780)                                 12,591,228
Due to brokers                                                         263,799
Due to brokers--net unrealized loss on foreign currency
   and commodity forward contracts                                     227,606
Other liabilities                                                    2,086,912
                                                                 -------------
Total liabilities                                                  111,103,978
                                                                 -------------
Partners' capital--net assets                                    $ 497,413,146
                                                                 =============
Partners' capital--Net Assets
Represented by:
   Capital contributions, (net of syndication costs of
     $150,000 in 1992)                                           $ 478,007,240
   Capital withdrawals                                             (52,500,246)
   Accumulated net investment loss                                 (13,220,905)
   Accumulated net realized gain on investments                     43,955,012
   Unrealized appreciation on investments                           41,172,045
                                                                 -------------
                                                                 $ 497,413,146
                                                                 =============


See notes to financial statements.


                             Panther Partners, L.P.
                             (a limited partnership)

                 Statement of Operations and Special Allocation

                          Year ended December 31, 1994
Loss from investment transactions
Net realized loss on:
   Investment securities                                                                $  (19,925,393)
   Foreign currency contracts                                                               (2,536,129)
                                                                                        --------------
                                                                                           (22,461,522)
                                                                                        --------------
Unrealized appreciation on investments:
   Beginning of year                                                                       125,099,862
   End of year                                                                              41,172,045
                                                                                        --------------
Net decrease in unrealized appreciation                                                    (83,927,817)
                                                                                        --------------
Loss from investment transactions                                                         (106,389,339)
                                                                                        --------------

Investment loss
Income:
   Dividends                                                                                 7,122,228
   Interest                                                                                    564,540
                                                                                        --------------
                                                                                             7,686,768
                                                                                        --------------
Expenses:
   Interest                                                                                  8,934,900
   Management fees                                                                           3,937,644
   Transaction fees                                                                            513,703
   Taxes withheld on foreign dividends                                                         399,700
   Legal fees                                                                                  234,130
   Amortization of organizational costs                                                        150,286
   Individual General Partners' fees and expenses                                               78,097
   Dividends on securities sold, not yet purchased                                              62,373
   Miscellaneous                                                                               126,530
                                                                                        --------------
Total expenses                                                                              14,437,363
                                                                                        --------------
Investment loss--net                                                                        (6,750,595)
                                                                                        --------------

Net decrease in net assets resulting from operations                                     (113,139,934)
Less allocation of net decrease in net assets resulting from operations:
   Special allocation to General Partner (Note 2)                                                   -
                                                                                        --------------
Net decrease in net assets resulting from operations available

   for pro-rata distributions to all partners (Note 2)                                   $(113,139,934)
                                                                                        --------------


See notes to financial statements.


                             Panther Partners, L.P.
                             (a limited partnership)

              Statement of Changes in Partners' Capital--Net Assets

                                                                                     General             Limited
                                                                   Total             Partner            Partners
                                                            -----------------------------------------------------------
Total partners' capital--net assets at
   December 31, 1992                                           $ 220,165,223       $   3,916,370      $ 216,248,853

Year ended December 31, 1993:
   Capital contributions                                         125,000,000                   -        125,000,000
   Capital withdrawals                                           (13,457,086)                  -        (13,457,086)
   Investment loss--net                    $  (3,175,620)
   Net realized gain on investments           71,260,062
   Change in unrealized appreciation
     on investments                          103,521,421
                                           -------------
Net increase in net assets resulting
   from operations                           171,605,863

Less allocation of net increase in net
assets resulting from operations:
     Special allocation to General
       Partner (Note 2)                                -
                                           -------------
     Net increase in net assets
       resulting from operations
       available for pro-rata
       distribution to all partners
       (Note 2)                                                  171,605,863           2,767,726        168,838,137
                                                               ----------------------------------------------------
Total partners' capital--net assets at
   December 31, 1993                                             503,314,000           6,684,096        496,629,904

Year ended December 31, 1994:
   Capital contributions                                         146,282,240                   -        146,282,240
   Capital withdrawals                                           (39,043,160)                  -        (39,043,160)
   Investment loss--net                        (6,750,595)
   Net realized loss on investments           (22,461,522)
   Change in unrealized appreciation
     on investments                          (83,927,817)
                                           -------------
Net decrease in net assets resulting
   from operations                          (113,139,934)

Less allocation of net decrease in net
assets resulting from operations:
     Special allocation to General
       Partner (Note 2)                                -
                                           -------------
     Net decrease in net assets
       resulting from operations
       available for pro-rata
       distribution to all partners
       (Note 2)                                                 (113,139,934)         (1,263,830)      (111,876,104)

                                                               ----------------------------------------------------
Total partners' capital--net assets at
   December 31, 1994                                           $ 497,413,146       $   5,420,266      $ 491,992,880
                                                               ====================================================

See notes to financial statements.


                             Panther Partners, L.P.
                             (a limited partnership)

                             Statement of Cash Flows

                          Year ended December 31, 1994

Cash flows from operating activities

Net decrease in net assets resulting from operations             $(113,139,934)
Adjustments to reconcile net decrease in net assets resulting from operations to net cash used in operating activities:

     Amortization                                                      150,286
     (Increase) decrease in:
       Investments in securities                                   100,136,393
       Due from brokers                                            (21,008,923)
       Other assets                                                  2,867,366
     Increase (decrease) in:
       Collateral payable                                            2,565,770
       Securities sold, not yet purchased                            8,881,382
       Due to brokers                                             (153,275,081)
       Other liabilities                                               558,828
                                                                 -------------
Net cash used in operating activities                             (172,263,913)

Cash flows from financing activities
Short-term borrowings                                               65,024,833
Capital contributions                                              146,282,240
Capital withdrawals                                                (39,043,160)
                                                                 -------------
Net cash provided by financing activities                          172,263,913

Increase in cash                                                             -
Cash at beginning of the year                                                -

                                                                 -------------
Cash at end of the year                                          $           -
                                                                 =============
Supplemental disclosure of cash flow information
Cash paid during the year for:                                   $   8,660,936
                                                                 =============



See notes to financial statements.




                             Panther Partners, L.P.
                             (a limited partnership)

                          Notes to Financial Statements

                                 December 31, 1994


1. Significant Accounting Policies

Panther Partners, L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on October 2, 1990. The Partnership is registered under the Investment Company Act of 1940 as a closed-end, nondiversified management investment company and commenced operations on March 1, 1992. The Partnership will operate until December 31, 2050 unless further extended or sooner terminated as provided for in the Limited Partnership Agreement of the Partnership, as amended and restated through December 14, 1994 (the "Agreement"). The investment objective of the Partnership is to maximize total return primarily through investing and trading in equity and debt securities of both U.S. and foreign issuers, futures contracts and various options on the foregoing.

The Agreement provides for not less than five "Individual General Partners" and a Corporate General Partner. The Corporate General Partner is Panther Management Company, L.P. ("PMC, L.P.") which is under common control and management with Tiger Management Corporation.

Securities and commodities transactions, including related revenue and expenses, are recorded on a trade-date basis.

Securities listed on a national securities exchange or the NASDAQ national list are valued at their last sales price as of the last business day of the year. Listed securities with no reported sales on such date and over-the-counter securities are valued at their last closing bid price if held long by the Partnership and last closing ask price if sold short by the Partnership. The resulting unrealized gains and losses are included in net decrease in net assets resulting from operations.

The Partnership enters into transactions in financial futures, foreign exchange options and foreign currency forward contracts that are used for hedging and nonhedging purposes. These contracts are valued at market with the resulting gains and losses reflected in net decrease in net assets resulting from operations.

Assets and liabilities denominated in foreign currencies held at year end are translated at year end rates of exchange with the resulting gains and losses reflected in net decrease in net assets resulting from operations.


                             Panther Partners, L.P.
                             (a limited partnership)

                     Notes to Financial Statements (continued)

                                 December 31, 1994

1. Significant Accounting Policies (continued)

The expenses incurred by the Partnership in connection with its organization are being amortized over a 60-month period beginning March 1, 1992.

Income taxes have not been provided as the Partners are individually liable for reporting their share of the profits or losses on their individual tax returns.

2. Related Party Transactions

Panther Management Corporation, General Partner of PMC, L.P. provides administrative services to the Partnership and pays substantially all operating expenses of the Partnership for which it receives a management fee. The management fee is calculated monthly at an annual rate equal to one and one-half percent of the first $10,000,000 of the Partnership's net assets, one percent of the next $10,000,000 of the Partnership's net assets and three quarters of one percent of the Partnership's net assets in excess of $20,000,000. For the year ended December 31, 1994, the management fee totalled $3,937,644, of which $2,987,569 has been paid and $950,075 is payable and is included in other liabilities.

The Corporate General Partner of the Partnership is entitled under the terms of the Agreement to receive, subject to certain limitations, an allocation of up to 15% of the net profits, as defined, of the Partnership. The Corporate General Partner has notified the limited partners of the Partnership that it has waived its entitlement to such performance allocations for fiscal years 1992, 1993 and 1994, but only as to capital invested in the Partnership as of July 1, 1992. Any capital subject to such waiver is also not subject to the requirement that cumulative net losses incurred in 1992, 1993 or 1994 with respect to such capital need to be recovered before a performance allocation may be charged with respect to such capital following the expiration of the waiver. For the year ended December 31, 1994, there was no allocation made to the Corporate General Partner. The term "pro-rata" as used in the statement of operations and special allocation and the statement of partners' capital--net assets represents the allocation of income made in accordance with the Agreement.

Each Individual General Partner receives an annual fee of $15,000 from the Partnership and is reimbursed by the Partnership for all reasonable out-of-pocket expenses incurred by them in performing their duties. For the year ended December 31, 1994, these fees and expenses totalled $78,097.

                             Panther Partners, L.P.
                             (a limited partnership)

                     Notes to Financial Statements (continued)

                                 December 31, 1994

3. Securities Transactions

The aggregate amount of purchases and sales of investment securities, for the year ended December 31, 1994, amounted to $11,283,185,405 and $11,288,529,814, respectively.

At December 31, 1994, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes (see the Statement of Operations).

At December 31, 1994, accumulated net unrealized appreciation on investments in securities, and securities sold, not yet purchased, was $41,399,651 consisting of $68,173,665 gross unrealized appreciation and $26,774,014 gross unrealized depreciation.

Due from brokers primarily represents unsettled trades and short sale proceeds with a broker at December 31, 1994.

The Partnership owns security positions of firms with which it also conducts business.

                             Panther Partners, L.P.
                             (a limited partnership)

                     Notes to Financial Statements (continued)

                                 December 31, 1994


4. Financial Instruments with Off-Balance Sheet Risk or
    Concentrations of Credit Risk

In the normal course of business, the Partnership trades various financial instruments and enters into various investment activities with off-balance sheet risk. These financial instruments include forward and futures contracts, options and sales of securities not yet purchased. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the market values of the securities underlying the financial instruments may be in excess of the amounts recognized in the statement of assets, liabilities and partners' capital.

The Partnership's foreign exchange trading activities involve the purchase and sale of foreign exchange options having various maturity dates. The Partnership seeks to limit its exposure to foreign exchange rate movements by hedging such option positions with foreign exchange positions in spot currency, futures and forward contracts.

                             Panther Partners, L.P.
                             (a limited partnership)

                     Notes to Financial Statements (continued)



4. Financial Instruments with Off-Balance Sheet Risk or
    Concentrations of Credit Risk (continued)

Securities sold, not yet purchased, represent obligations of the Partnership to deliver the specified security and thereby creates a liability to repurchase the security in the market at prevailing prices. Accordingly, these transactions result in off-balance sheet risk as the Partnership's ultimate obligation to satisfy the sale of securities sold, not yet purchased, may exceed the amount recognized in the statement of assets, liabilities and partners' capital.

At December 31, 1994, the Partnership had outstanding forward exchange contracts, both to purchase and sell foreign currencies and commodities as follows:

                 Foreign Currency Forward Buy and Sell Contracts

        Foreign
      Denominated                                                                                    Unrealized
         Amount                    Contract                        Commitment      Market Value      Gain (Loss)
----------------------------------------------------------------------------------------------------------------
                      Buy Contracts
            110,059   Australian Dollar Exp. 3/15/95                   $ 85,186         $ 84,995        $  (191)
         63,000,000   Belgium Franc Exp. 3/15/95                      1,950,464        1,982,227         31,763
          5,938,869   British Pounds Exp. 3/15/95                     9,263,889        9,299,853         35,964
            330,042   Canadian Dollar Exp. 3/15/95                      234,724          235,278            554
         65,606,536   Deutsche Marks Exp. 3/15/95                    41,801,979       42,469,916        667,937
          1,755,334   Finnish Marka Exp. 3/15/95                        360,868          371,552         10,684
        119,008,243   French Francs Exp. 3/15/95                     21,916,342       22,313,897        397,555
            120,327   Irish Pounds Exp. 3/15/95                         185,165          185,970            805
      8,669,369,600   Italian Lira Exp. 3/15/95                       5,230,292        5,325,614         95,322
     13,157,136,038   Japanese Yen Exp. 3/15/95                     132,537,755      133,065,015        527,260
         15,735,349   Malaysian Ringgit Exp. 3/15/95                  6,159,290        6,177,832         18,542
          3,042,000   Mexican Peso Exp. 1/27/95                         574,071          620,815         46,744
          1,500,000   New Zealand Dollar Exp. 3/15/95                   954,000          954,600            600
          9,277,597   Norwegian Krone Exp. 3/15/95                    1,373,380        1,374,397          1,017
        140,352,544   Spanish Pesetas Exp. 3/15/95                    1,052,127        1,061,969          9,842
          4,434,590   Swiss Francs Exp. 3/15/95                       3,370,899        3,404,559         33,660
                                                                    -------------------------------------------
                      Total buy contracts                           227,050,431      228,928,489      1,878,058
                                                                    -------------------------------------------

                             Panther Partners, L.P.
                             (a limited partnership)

                     Notes to Financial Statements (continued)


4. Financial Instruments with Off-Balance Sheet Risk or
    Concentrations of Credit Risk (continued)

        Foreign
      Denominated                                                                                    Unrealized
         Amount                    Contract                        Commitment      Market Value      Gain (Loss)
----------------------------------------------------------------------------------------------------------------

                      Sell Contracts

        (73,338,730)  Belgium Franc Exp. 3/15/95                  $  (2,268,442)   $  (2,307,524)     $ (39,082)
        (19,133,993)  British Pounds Exp. 3/15/95                   (29,826,143)     (29,962,494)      (136,351)
        (16,862,956)  Canadian Dollar Exp. 3/15/95                  (12,098,931)     (12,021,170)        77,761
           (199,760)  Danish Krone Exp. 3/15/95                         (32,326)         (32,871)          (545)
        (31,078,580)  Deutsche Marks Exp. 3/15/95                   (19,831,425)     (20,118,494)      (287,069)
           (598,701)  Finnish Marka Exp. 3/15/95                       (122,547)        (126,727)        (4,180)
         (1,363,095)  French Francs Exp. 3/15/95                       (254,812)        (255,579)          (767)
         (6,378,953)  Irish Pounds Exp. 3/15/95                      (9,796,732)      (9,858,934)       (62,202)
    (21,883,799,572)  Italian Lira Exp. 1/3/95, and 3/15/95         (13,208,855)     (13,445,588)      (236,733)
     (3,238,251,412)  Japanese Yen Exp. 3/15/95                     (32,615,577)     (32,750,134)      (134,557)
           (585,000)  New Zealand Dollar Exp. 3/15/95                  (371,651)        (372,294)          (643)
       (174,289,527)  Norwegian Krone Exp. 3/15/95                  (25,374,306)     (25,819,502)      (445,196)
     (1,866,784,257)  Spanish Pesetas Exp. 3/15/95                  (14,027,249)     (14,124,910)       (97,661)
        (58,823,346)  Swedish Krona Exp. 3/15/95                     (7,748,070)      (7,894,809)      (146,739)
        (30,663,082)  Swiss Francs Exp. 3/15/95                     (23,090,283)     (23,540,910)      (450,627)
        (48,871,726)  Thailand Baht 3/15/95                          (1,935,438)      (1,947,468)       (12,030)
                                                                ---------------------------------------------------
                                                                ---------------------------------------------------
                      Total sell contracts                         (192,602,787)    (194,579,408)    (1,976,621)
                                                                ---------------------------------------------------
                                                                ===================================================
                      Net currencies                              $  34,447,644    $  34,349,081     $  (98,563)
                                                                ===================================================

                           Commodity Forward Contracts

      Number of                                                                                      Unrealized
      Contracts                                                   Commitment      Market Value       Gain (Loss)
----------------------------------------------------------------------------------------------------------------
                      Buy Contracts

                  3   Cocoa Str. 1320 - 1375, Exp. 2/10/95 -
                         6/15/95                                   $  8,818,964     $  8,503,859    $  (315,105)
                  1   Gold Str. 391.242, Exp. 1/31/95                 5,350,380        5,376,560         26,180
                  2   Paladium Str. 156.85, Exp. 2/27/95              9,605,627        9,763,852        158,225
                  2   Platinum Str. 416.893, Exp. 4/3/95              5,881,766        5,947,200         65,434
                  1   Rhodium Str. 658.53, Exp. 4/3/95                1,473,132        1,409,355        (63,777)
                                                                ===================================================
                      Total commodities                            $ 31,129,869     $ 31,000,826     $ (129,043)
                                                                ===================================================


                             Panther Partners, L.P.
                             (a limited partnership)

                     Notes to Financial Statements (continued)


4. Financial Instruments with Off-Balance Sheet Risk or
    Concentrations of Credit Risk (continued)

The net unrealized loss of $227,606 is reflected as due to brokers-net unrealized loss on foreign currency and commodity forward contracts in the statement of assets, liabilities and partners' capital. The contract amounts of these instruments reflect the Partnership's extent of involvement in the particular class of financial instruments and do not represent the Partnership's risk of loss due to counterparty nonperformance. The Partnership's exposure to credit risk associated with counterparty nonperformance on forward and futures contracts is limited to the unrealized gains inherent in such contracts that are recognized in the Partnership's statement of assets, liabilities and partners' capital. The settlement of these transactions is not expected to have a material effect upon the Partnership's statement of assets, liabilities and partners' capital. The Partnership seeks to reduce its exposure to credit risk associated with counterparty non-performance on options by obtaining collateral where possible.

Options purchased provide for cash settlement and require the payment of a premium in exchange for the right to receive the market movement on the underlying basket of instruments. Risk of loss is limited to premiums paid as reflected in the statement of assets, liabilities and partners' capital.

A summary of open contract or notional amounts (in millions) at December 31, 1994 is as follows:

                                            Purchases         Sales
                                        -------------------------------

       Equity and Future Options             $   419         $  1
       Foreign Exchange Options                1,186           30
       Commodity Options                         179
       Bond Options                              149



                             Panther Partners, L.P.
                             (a limited partnership)

                     Notes to Financial Statements (continued)


4. Financial Instruments with Off-Balance Sheet Risk or
    Concentrations of Credit Risk (continued)

The Partnership's principal trading activities are primarily with brokers and other financial institutions with a concentration in North America, Europe and Asia. The Partnership is subject to the risk of restrictions imposed by foreign governments on repatriation of cash and to political or economic uncertainties.

The Fund's assets are primarily held with a trust company.


                             Panther Partners, L.P.
                             (a limited partnership)

                     Notes to Financial Statements (continued)


5. Financial Instruments Held or Issued for Trading Purposes

The Fund maintains positions in a variety of financial instruments. (All positions are reported at market and any changes in market are reflected in loss from investment transactions in the statement of operations and special allocation as they occur.)

The following table summarizes the components of loss from investment transactions, and includes the classes of financial instruments included in each category:

                                                           Net Gains (Losses)
                                                                for 1994
                                                      ------------------------
     Foreign Exchange activities (including
       foreign exchange forwards and options)                $ (66,236,203)
     Fixed Income activities (including bonds,
       options on fixed income and other
       options)                                                (36,270,315)
     Equity activities (including equity shares,
       options, futures on stock indexes and
       options on stock indexes)                               (17,093,114)
     Commodity activities (including price swaps,
       forwards and options)                                    13,174,680

     U.S. Dollar activities (including Bills,
       bonds and futures)                                           35,613
                                                             -------------
     Loss from investment transactions                       $(106,389,339)
                                                             =============


5. Financial Instruments Held or Issued for Trading Purposes (continued)

The amounts disclosed below represent the year-end market values of derivative financial instruments and the average values during the year of those instruments.

                                                               Market Value at        Average Market Value
                                                              December 31, 1994             for 1994

                                                           ------------------------------------------------
     Assets:
       Foreign Exchange                                        $     75,891,026        $     48,844,760
       Equities                                                      28,560,483              24,628,048
       Commodities                                                    8,071,465              29,491,664
       Fixed income                                                           -              37,226,751

     Liabilities:

       Foreign Exchange                                              (4,556,516)             (2,677,134)
       Equities                                                         (48,516)               (421,975)
       Fixed income                                                           -                (479,320)

6. Short-term Borrowings

The Partnership has short-term borrowings that are collateralized by securities held by a Trust Company. The borrowings bear interest at fluctuating rates primarily based on brokers' call and federal funds for U.S. dollar denominated borrowings, and varying currency specific London Interbank Offered Rates for foreign currency denominated borrowings.

At December 31, 1994, the Partnership had approximately $2,500,000 of unused lines of credit, which provide for additional short-term borrowings at the interest rates discussed above.


                             Panther Partners, L.P.
                             (a limited partnership)

                     Notes to Financial Statements (continued)


7. Selected Financial Ratios

The following represent the ratios to average net assets for the period:

                                                                                       March 1, 1992
                                                                                       (Commencement
                                                                                       of Operations)
                                                   Year ended December 31             to December 31,
                                                    1994              1993                  1992
                                                  ---------------------------------------------------
     Investment loss                               (1.35)%           (1.06)%               (1.68)%
     Operating expenses                             1.09              1.24                  1.00
     Interest and dividends on securities
        sold, not yet purchased

                                                    1.80              1.45                  2.53
     Total expenses                                 2.89              2.69                  3.53
     Portfolio turnover                           289.85            203.56                216.17
     Total return*                                (18.90)            70.67                  5.93

     * Total return assumes a purchase of a Partnership interest on the first day and a sale of the Partnership interest on the last day of the periods noted.

8. Subsequent Events

Effective January 1, 1995, the Partnership repurchased limited partner interests of approximately $76,025,000 as part of a tender offer.


                             Panther Partners, L.P.
                             (a limited partnership)

                      Schedule of Portfolio Investments

                                December 31, 1994

      Shares                             Security Description                               Value
-----------------------------------------------------------------------------------------------------------
                   Common Stocks-87.7%
                   Advertising-0.14%
                   Foreign:
           300,900    Saatchi & Saatchi Co PLC 25p Ord.                                    $    702,237
                                                                                           ------------
                                                                                                702,237
                                                                                           ------------
                   Automotive-0.97%
                   Domestic:
            38,930    Chrysler Corp.                                                          1,907,570
           222,700    Integon                                                                 2,922,938
                                                                                           ------------
                                                                                              4,830,508
                                                                                           ------------
                    Brokerage-0.08%
                    Domestic:
             25,658    Bear Stearns Cos.                                                        394,492
                                                                                           ------------
                                                                                                394,492
                                                                                           ------------
                    Capital Goods-2.25%
                    Domestic:
            352,000    Shaw Industries                                                        5,236,000
                       Foreign:
             91,000       Aker A/S Frie "A" Shs.                                              1,084,055
            528,289       Bona Shipholding Ord. "144a"                                        4,886,673
                                                                                           ------------
                                                                                             11,206,728
                                                                                           ------------
                    Chemical-3.10%
                    Domestic:
             90,000    Hercules Inc.                                                         10,383,750
                       Foreign:
            380,300    Methanex Corp. Can Co.                                                 4,943,900
             38,000    Thai Petrochemical Ind. Public Co. "144a"                                 83,617
                                                                                           ------------
                                                                                             15,411,267
                                                                                           ------------
                    Communications/Cable-8.06%
                    Domestic:
             37,600    Adelphia Communications - Class A                                        324,300
            100,800    Airtouch Communications                                                2,935,800
             10,000    Viacom Inc.                                                              407,500


                             Panther Partners, L.P.
                             (a limited partnership)

                  Schedule of Portfolio Investments (continued)

                                December 31, 1994


                    Common Stocks-87.7% (continued)
                    Foreign:
             30,523    Korea Mobile Telecom                                                $ 21,626,266
            110,800    Advanced Info Service                                                  1,536,497
            484,000    Rogers Communications Inc. - Class B                                   6,431,578
              3,000    Telephone Company Of Brazil ADR                                          134,397
             19,250    Veba Ag -  Ord.                                                        6,712,515
                                                                                           ------------
                                                                                             40,108,853
                                                                                           ------------
                    Construction-0.63%
                    Domestic:

             23,100    U.S. Home Corp.                                                          372,488
                    Foreign:
            171,000    Sumitomo Forestry                                                      2,743,957
                                                                                           ------------
                                                                                              3,116,445
                                                                                           ------------
                    Conglomerate-1.25%
                    Foreign:

          2,321,900    Lonrho PLC                                                             5,527,924
            166,000    Hutchison Whompoa                                                        671,552
                                                                                           ------------
                                                                                              6,199,476
                                                                                           ------------
                    Consumer Products-6.32%
                    Domestic:

            415,100    Mattel Inc.                                                           10,429,388
             50,670    PCA International                                                        525,701
                    Foreign:

            452,800    Astra Ab Shares A-F                                                   11,708,137
             20,150    Bic Corp.                                                              2,533,855
             73,250    Orkfla A/S - Frie B-Aksjer                                             2,601,554
             21,800    Orkfla A/S NOK 25 Ords.                                                  796,833
             22,000    Takeda Chemical Industry                                                 266,974
          2,900,900    Waterford Wedgewood Stock                                              2,577,921
                                                                                           ------------
                                                                                             31,440,363
                                                                                           ------------
                             Panther Partners, L.P.
                             (a limited partnership)

                  Schedule of Portfolio Investments (continued)

                                December 31, 1994


                    Common Stocks-87.7% (continued)
                    Electronics/Computer-7.56%

                    Domestic:

             79,300    Applied Materials                                              $       3,350,425
             17,000    Autotote Corp - Class A                                                  193,375
             10,000    Conner Peripherals                                                        95,000
            191,300    Information Resources Services                                         2,630,375
            381,795    Mark IV Industries Inc.                                                7,540,451
             60,800    Maxim Integrated Products                                              2,128,000
              3,800    Microsoft Corp.                                                          232,275
             92,900    Spectrum Holobyte Inc.                                                 1,254,150
            152,100    Tech Data Corp.                                                        2,585,700
             35,900    Wave Systems Corp. - Class A                                             107,700
                    Foreign:
             66,000    Advantest Corp.                                                        2,230,669
             37,400    ISG Technologies Inc.                                                    180,116
             17,500    Keyence Corporation                                                    1,983,251
             99,400    Murata Manufacturing                                                   3,838,030
             62,000    Omron Corp.                                                            1,144,118
                400    Riso Kagaku Corporation                                                   34,661
             58,000    Rohm Company                                                           2,454,719
             16,900    Samsung Electronics                                                    2,336,504
            105,000    Tokyo Electron Ltd.                                                    3,264,467
                                                                                           ------------
                                                                                             37,583,986
                                                                                           ------------
                             Panther Partners, L.P.
                             (a limited partnership)

                  Schedule of Portfolio Investments (continued)

                                December 31, 1994


                    Common Stocks-87.7% (continued)
                    Financial Institutions-22.95%
                    Domestic:
             75,100    Anchor Bancorp Inc.                                                 $  1,013,850
            280,800    Bank Of Boston Corp.                                                   7,265,700
            148,700    Citicorp                                                               6,152,463
            479,812    Countrywide Credit Industries                                          6,237,556
             85,800    Delphi Financial Group                                                 1,587,300
             11,700    Dime Bancorp Inc.                                                         90,675
            128,874    Equitable Companies                                                    2,335,841
             34,700    Federal National Mtg. Assn.                                            2,528,763
             70,420    First Federal Financial Corp.                                            889,053
             54,900    First Financial Fund Inc.                                                699,975
             55,084    First Republic Bankcorp                                                  619,695
            114,600    GP Financial Corp.                                                     2,363,625
            336,300    Household International Inc.                                          12,485,138
             70,800    Sei Corp.                                                              1,221,300
             67,400    Vest Insurance Group Inc.                                              1,920,900
             10,830    Wells Fargo & Co.                                                      1,570,350
                    Foreign:
            358,000    Banco Colombia Global Depository Shares                                3,293,600
            185,390    Banco Santander                                                        7,102,741
              1,500    Banco Santander ADR                                                       57,375
              3,574    BBC Brown Boveriag Ltd.-Bearer Holding Cos.                            3,078,727
             71,850    BCO Espanol De Credit Banesto Shs. (Reg S)                               480,639
             16,400    Investor Ab "B" Free                                                     408,598
             85,200    Jardine Matheson                                                         608,414
            514,000    JCG Holdings Ltd. HKD .10 Ords.                                          367,048
             37,400    Nichiei Co., Ltd.                                                      2,400,562
            217,300    Partnerre Holdings Ltd.                                                4,508,975
          2,261,046    Royal Bank Of Scotland                                                13,953,417
             29,929    Swiss Reinsurance Swiss Reg Shares CHF20                              18,049,363
          1,407,692    Uni Storebrand Ord. Class "A"                                          4,394,155
          2,099,219    Uni Storebrand Free                                                    6,492,590
                                                                                           ------------
                                                                                            114,178,388
                                                                                           ------------

                             Panther Partners, L.P.
                             (a limited partnership)

                  Schedule of Portfolio Investments (continued)

                                December 31, 1994

                    Common Stocks-87.7% (continued)
                    Food-Retail-2.2%
                    Domestic:
            305,700    Brinker International Inc.                                     $       5,540,813
            141,600    Penn Traffic Co.                                                       5,380,800
                                                                                           ------------
                                                                                             10,921,613
                                                                                           ------------
                    General Retail-6.20%
                    Domestic:
            364,300    Autozone Inc.                                                          8,834,275
             18,300    Dayton-Hudson Corp.                                                    1,294,725
             19,965    Home Depot                                                               918,390
            235,740    Kohls Corp.                                                            9,370,665
             86,900    United Retail Group Inc.                                                 684,338
             30,600    Xebio Co., Ltd.                                                        1,209,147
                    Foreign:
             81,000    Bandai Co., Ltd.                                                       3,452,512
            155,800    Cifra S.A. Series B                                                      321,775
          5,710,000    Giordano Holdings Ltd. HKD.10 Ord.                                     3,302,604
            140,000    Toho Store                                                             1,432,153
                                                                                           ------------
                                                                                             30,820,584
                                                                                           ------------
                    Healthcare-2.3%
                    Domestic:
             88,000    Charter Medical                                                        1,892,000
            265,890    Coram Health Corp.                                                     4,387,185
            116,000    Cytel Corp.                                                              362,500
             12,900    Glaxo PLC Sponsored ADR                                                  262,838
             20,165    Immunogen                                                                 42,851
            152,300    Life Re Corp.                                                          2,684,288
             42,500    Vivus Inc.                                                               648,125
                    Foreign:
             30,000    Misumi Corporation                                                     1,164,377
                                                                                           ------------
                                                                                             11,444,164
                                                                                           ------------


                             Panther Partners, L.P.
                             (a limited partnership)

                  Schedule of Portfolio Investments (continued)

                                December 31, 1994


                    Common Stocks-87.7% (continued)
                    Hotel and Gaming Tourism-7.15%
                    Domestic:
             28,200    Carnival Corp.                                                 $         599,250
            491,825    Gtech Holdings Corporation                                            10,020,934
            171,700    Norwest Corp.                                                          4,013,488
            674,900    Promus Cos. Inc.                                                      20,921,900
                                                                                           ------------
                                                                                             35,555,572
                                                                                           ------------
                    Media-0.05%
                    Foreign:
            123,200    Mirror Group PLC                                                         250,859
                                                                                           ------------
                                                                                                250,859
                                                                                           ------------
                    Metal/Mine-2.2%
                    Domestic:
             40,300    Aluminum Co. of America                                                3,490,988
             45,900    Gold Reserve Corp.                                                       387,998
             16,700    Potash Corp Of Saskatchewan Inc.                                         567,800
             12,668    Proler Intl. Corp.                                                        79,175
                    Foreign:
            133,900    Impala Platinum Holdings ADR                                           3,296,406
            110,000    Maanashan Iron & Steel                                                    23,174
             92,900    Rustenburg Platinum Holdings ADR                                       2,561,497
              4,410    Young Poong                                                              517,409
                                                                                           ------------
                                                                                             10,924,447
                                                                                           ------------
                    Oil And Gas-2.97%
                    Domestic:
            213,700    Noble                                                                  5,289,075
                    Foreign:
            175,700    Lasmo PLC                                                                407,294
             35,600    Petroleum Geo                                                            663,050
             57,308    Petroleum Geo-Services A/S NOK 5 Ord.                                  1,043,120
            500,640    Transocean NOK 5 Ord.                                                  4,185,891
            574,294    Wilrig                                                                 3,186,981
                                                                                           ------------
                                                                                             14,775,411
                                                                                           ------------

                             Panther Partners, L.P.
                             (a limited partnership)

                  Schedule of Portfolio Investments (continued)

                                December 31, 1994



                    Common Stocks-87.7% (continued)
                    Paper and Packaging-5.57%
                    Domestic:
             27,000    Scott Paper Co.                                                     $  1,866,375
             96,500    Sealed Air Corp.                                                       3,498,125
                    Foreign:
            217,300    Abitibi Price Inc.                                                     2,960,713
              2,782    Compagnie Generale                                                       609,996
          3,188,540    Jefferson Smurfit Group PLC                                           18,528,861
              2,640    Keum Kang Co. Ltd. KRW 5000 Ord.                                         249,635
                                                                                           ------------
                                                                                             27,713,705
                                                                                           ------------
                    Real Estate-1.17%
                    Domestic:
              7,400    AMLI Residential Properties                                              138,750
              7,900    Crescent Real Estate Equities Inc.                                       214,288
             11,100    Evams Withycombre Residential                                            233,100
             11,300    Irvine Apartment Communities                                             185,038
             11,400    Paragon Group Inc.                                                       216,600
             27,000    Prime Residential                                                        428,625
             41,300    Prime Retail Cum. Part. Pref. Stk 8.5%                                   784,700
             79,490    Resource Bancshares Mortgage Group Inc.                                  834,645
             51,100    Saul Centers                                                             753,725
            122,100    Tucker Properties                                                      1,556,775
              8,800    Wellsford Residential Property                                           184,800
                    Foreign:
             77,000    Cheung Kong (Holdings) HKD .50 Ord.                                      313,494
                                                                                           ------------
                                                                                              5,844,540
                                                                                           ------------
                    Restaurants-0.4%
                    Domestic:
             76,100    Cooker Restaurant Corp.                                                  456,600
             56,450    Sonic Corp.                                                            1,143,113
                    Foreign:
             21,000    Aiya Co., Ltd.                                                           389,630
                                                                                           ------------
                                                                                              1,989,343
                                                                                           ------------

                    Common Stocks-87.7% (continued)
                    Transportation-3.4%
                    Domestic:
            132,050    Airborne Freight Corp.                                         $       2,707,025
              2,500    Alaska Air Group Inc.                                                     37,500
            121,600    Xtra Corp.                                                             5,472,000
                    Foreign:
             72,900    Bergesen D.Y. A-Aksjer Ord                                             1,780,022
              8,300    Bergesen D.Y. B-Aksjer Ord.                                              201,435
            213,480    Brambles Industries Ltd.                                               2,038,570
            135,000    First Olsen Tankers Ltd.                                                 978,912
            315,900    Frontline "Free"                                                         893,406
            190,123    Helikopter Service AS                                                  2,194,539
            116,840    Western Bulk Shipping AS                                                 622,455
                                                                                           ------------
                                                                                             16,925,864
                                                                                           ------------
                    Utilities Power Plant-0.78%
                    Foreign:
            317,800    Eastern Group PLC                                                      3,867,674
                                                                                           ------------
                                                                                              3,867,674
                                                                                           ------------
                    Total Common Stocks (Cost $402,849,266)                                $436,206,519
                                                                                           ============
                    Preferred Stocks-0.24%
                    Domestic:
                700    Dime Savings Bank Preferred Stock                                   $    689,500
                    Foreign:
            340,999    Uni Storebrand Preferred Stock                                           534,900
                                                                                           ------------
                    Total Preferred Stocks (Cost $1,197,828)                               $  1,224,400
                                                                                           ============


                             Panther Partners, L.P.
                             (a limited partnership)

                  Schedule of Portfolio Investments (Continued)

                                December 31, 1994

       Face
      Amount                             Security Description                               Value
-----------------------------------------------------------------------------------------------------------
                    Bonds and Loans -2.03%
                    Domestic:
             98,000    Clevite Bond 12.375% Due 6/30/2001                                  $     24,500
          3,803,000    Harrah's Jazz Finance 14.25% Due 11/15/2001                            3,983,643
                    Foreign: (Face Amount denominated in Foreign Currency)
             98,000    Ecuador Int Equalization Bond Due 12/21/04                                67,620
            800,000    Ecuador MTB Due 11/31/96                                                 400,000
            800,000    Ecuador New Money                                                        320,000
          7,447,100    Equadorian Gov't Bond 4.9375% Due 11/28/96                             2,894,340
            400,000    Panamanian Gov't Loan USD Due 9/30/97                                    211,000
            850,000    Peru Chase Petrocoans Due 1/31/99                                        452,625
          3,200,000    Peru Gov't Citi Bond Due 7/6/95                                        1,768,000
                                                                                           ------------
                    Total Bonds (Cost $10,133,828)                                         $ 10,121,728
Contracts                                                                                  ============
---------
                    Options-22.62%
                    Calls-8.59%
                    Domestic:
              6,665    Aluminum Calls Str. 1450, Exp. 1/16/95                              $  3,370,557
             22,300    Borden Chemical and Plastics Indexed Note, Exp. 12/22/95                 130,146
             17,200    Borden Chemical and Plastics Indexed Note, Exp. 12/19/95                 108,317
             74,503    Gold Calls Str. 380-390, Exp. 1/16/95                                    489,195
             42,194    Platinum Calls Str.  370-425, Exp. 1/10/95                             1,750,504
             11,832    Zinc Calls Str. 950, Exp. 1/16/95                                      2,201,107
                    Foreign:
                113    Singapore Press Holdings Calls Str. 16.3-16.6466, Exp.                 1,287,440
                         11/22/95-12/11/95
                  4    U.S. Dollar Calls/Japanese Yen Puts Str. 94-100, Exp.                 32,166,794
                         1/18/95--12/18/95
                  1    U.S. Dollar Call/Spanish Peseta Put Str. 125, Exp. 1/18/95             1,210,373
                                                                                           ------------
                                                                                             42,714,433
                                                                                           ------------

                             Panther Partners, L.P.
                             (a limited partnership)

                  Schedule of Portfolio Investments (Continued)

                                December 31, 1994

     Contracts                           Security Description                               Value
-----------------------------------------------------------------------------------------------------------
                    Puts-14.03%
                    Domestic:
                  1    Equity Basket Put, Exp. 1/3/95                                      $  5,607,506
                  1    Commodity Basket Put, Exp.  5/10/95                                      260,101
                    Foreign:
              2,000    Equity Basket, Exp. 12/30/95                                           4,645,140
              2,000    Equity Basket, Exp. 12/30/95                                           2,629,180
              2,000    Global Macro Index, Exp. 12/20/95                                     14,631,300
              2,000    Global Index Str. 348.7719, Exp. 12/20/95                              4,196,440
              2,000    Global Index Str. 374.1478, Exp. 12/20/95                              4,682,720
              2,000    Global Index Str. 378.1951, Exp. 12/20/95                              3,658,400
                  1     Japanese Basket Put, Exp. 1/18/95                                     1,615,194
                  1    U.S. Dollar Put/Malaysian Ringgit Call Str. 2.8,                       6,035,977
                         Exp. 1/6/95
                  1    U.S. Dollar Put/Norwegian Krone Call Str. 7.25,                        5,551,615
                         Exp. 1/18/95
                  1    U.S. Dollar Put/New Zealand Dollar Call Str.                           8,565,670
                         .595, Exp. 1/18/95
                  1    U.S. Dollar Put/Singapore Dollar Call Str. 1.55,                       7,729,297
                         Exp. 1/18/95
                                                                                           ------------
                                                                                             69,808,540
                                                                                           ------------
                    Total Options (Cost $113,199,726)                                      $112,522,973
                                                                                           ============
    Face Amount
    -----------
                    Short-Term Investments-.26%
          1,300,000 U.S. T-Bill Due 1/19/95                                                $  1,278,901
                                                                                           ------------
                    Total Short-Term Investments (Cost $1,282,983)                         $  1,278,901
                                                                                           ============


                             Panther Partners, L.P.
                             (a limited partnership)

                  Schedule of Portfolio Investments (Continued)

                                December 31, 1994

      Shares                             Security Description                               Value
-----------------------------------------------------------------------------------------------------------
                    Other Investments-5.01%
                    Funds-4.84%
                    Domestic:
             39,000    Framlington Russian Investment Fund                                 $    381,420
             70,400    Korea Fund Inc.                                                        1,601,600
             56,200    Pakistan Investment Fund                                                 505,800
                       Foreign:
            156,700    India Magnum Fund Class "A"                                            8,931,900
            120,600    India Magnum Fund Class "B"                                            6,874,200
            233,265    Korea Magnum Trust                                                     5,315,921
             39,200    Maritime Investment Fund Ltd. Ord. "144a"                                443,452
                                                                                           ------------
                                                                                             24,054,293
                                                                                           ------------
                    Rights and Warrants-0.17%
                    Domestic:
             54,705    Glendale Federal Bank Wts., Exp. 8/26/00                                 136,763
             18,850    Gold Reserve Corp.                                                       103,207
            180,000    Viacom Inc. Variable Common "Special Wts."                               239,400
                    Foreign:
            657,922    Cia Cervejaria Brahma Prfd. Wts., Exp. 9/30/96                            17,093
             51,323    Cia Cervejaria Brahma Wts., Conv. Ord., Exp.9/30/96                        1,574
             38,330    Swiss Reinsurance "B" Wts., Exp. 6/30/95                                 351,561
                                                                                           ------------
                                                                                                849,598
                                                                                           ------------
                    Total Other Investments (Cost $19,090,682)                             $ 24,903,891
                                                                                           ============
                    Total Investments (Cost $547,754,313)- 117.86%                         $586,258,412
                    Liabilities, Less Other Assets- 17.86%                                  (88,845,266)
                                                                                           ------------
                    Net Assets-100%                                                        $497,413,146
                                                                                           ============




                             Panther Partners, L.P.
                             (a limited partnership)

                 Schedule of Securities Sold, Not Yet Purchased

                                December 31, 1994

      Shares                             Security Description                               Value
-----------------------------------------------------------------------------------------------------------
                    Short Securities
                    Common Stocks
                    Domestic:
           (18,000)    Advanced Promotion Tech Inc.                                        $    (76,500)
           (30,000)    Alaska Air Group Inc.                                                   (450,000)
           (41,400)    Callaway Golf Co.                                                     (1,371,375)
            (2,300)    Cobra Golf                                                               (82,225)
              (800)    Coventry Corporation                                                     (19,600)
          (580,100)    Grupo Industrial Maseca-B                                               (634,558)

                    Foreign:
           (13,000)    Asahi Breweries-JPY Ord.                                                (143,416)
           (36,000)    Hosiden Electronics                                                     (772,641)
            (3,900)    Koei Co., Ltd.                                                          (135,332)
            (9,600)    Namco                                                                   (250,326)
          (504,000)    Qingling Motors Company Ltd.                                            (156,340)
            (4,000)    Sapporo Brewery                                                          (37,950)
          (652,000)    Shanghai Petrochemical Co.                                              (185,395)
          (161,980)    Sime Darby Berhad                                                       (371,310)
              (800)    Takasago Thermal Engineering Co.                                         (12,195)
              (300)    Telekom Malaysia                                                          (2,034)
           (42,600)    Telephone Company Of Brazil ADR                                       (1,908,440)
          (261,137)    Tenaga Nasional                                                       (1,033,497)
           (56,300)    Tsingtao Brewery Co. Ltd.                                                (30,926)
          (840,000)    Yizheng Chemical Fibre Co.                                              (312,136)
                                                                                           ------------
                    Total Short Common Stock
                       (Proceeds $8,913,884)                                               $ (7,986,196)
                                                                                           ============


                             Panther Partners, L.P.
                             (a limited partnership)

           Schedule of Securities Sold, Not Yet Purchased (continued)

                                December 31, 1994

     Contracts                           Security Description                               Value
-----------------------------------------------------------------------------------------------------------
                    Options
                    Calls
                    Foreign:

           (44,000)    Uni Storebrand Call Str. 15, Exp. 5/10/99                           $    (48,517)

                    Puts
                    Foreign:

                (1)    U.S. Dollar Put /Japanese Yen Call Spread Str. 92/85, Exp.            (4,556,515)
                         9/13/95
                                                                                           ------------

                    Total Options (Proceeds $6,572,896)                                    $ (4,605,032)
                                                                                           ============
                    Total Short Securities (Proceeds $15,486,780)                          $(12,591,228)
                                                                                           ============


                Affirmation of the Commodity Pool Operator



IN WITNESS WHEREOF, the undersigned has made and signed this document as of the 24th day of February, 1995, and affirm that to the best of his knowledge and belief, the information contained in this document is accurate and complete.


                                PANTHER MANAGEMENT COMPANY, L.P.
                                Corporate General Partner and Commodity Pool
                                Operator of Panther Partners, L.P.


                                By: PANTHER MANAGEMENT CORPORATION
                                    Sole General Partner


                                    By  /s/ Nolan Altman
                                      -------------------------------------
                                      Nolan Altman
                                      Chief Financial Officer

